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                                                                  EXHIBIT 10.36

                                LEASE AGREEMENT

THIS LEASE AGREEMENT is made and entered into by and between VALLEY VIEW BUSINESS CENTER, LTD., A TEXAS LIMITED PARTNERSHIP(hereinafter called "Landlord"), and UNITED STATIONERS SUPPLY CO., an Illinois corporation (hereinafter called "Tenant").

                              W I T N E S S E T H:

       Landlord, for and in consideration of the covenants of Tenant herein contained, and subject to the terms, provisions and conditions hereinafter set forth, hereby leases, demises and lets unto Tenant, and Tenant hereby leases and takes from Landlord, that certain approximate 18.55 acre tract or parcel of land situated in Dallas County, Texas, as described in EXHIBIT "A" attached hereto and made a part hereof (the "Land"), together with and including the Building (hereinafter defined) and the other Improvements (hereinafter defined) to be constructed by Landlord on the Land pursuant to the Construction Documents (hereinafter defined), and any other improvements constructed by or on behalf of Landlord on the Land. The Land, the Building and the Improvements of which the Building is a part and all other improvements made by Landlord on or to the Land from time to time are collectively referred to herein as the "Leased Premises".

       TO HAVE AND TO HOLD the said Leased Premises unto the said Tenant, together with the non-exclusive use of all rights, privileges, easements, appurtenances, and amenities belonging to or in any way pertaining to the Land, for and during the Term (hereinafter defined) and in accordance with the terms, provisions and conditions set forth below.

       Wherever and as often as the words this "Agreement" or this "Lease" are used or appear in this instrument, the same shall mean and refer to this instrument, and all exhibits hereto and all plans, drawings and specifications identified herein and any amendments to the same. All references in this Lease to "the date hereof" or "the date of this Lease" or similar references shall be deemed to refer to the last date, in point of time, on which all parties hereto have executed this Lease.

                                     ARTICLE 1

                      CONSTRUCTION OF IMPROVEMENTS BY LANDLORD

       (a) CONSTRUCTION DOCUMENTS. Landlord will construct on the Land a warehouse distribution center containing a total of approximately 400,000 square feet of space, inclusive of approximately 15,000 square feet of office space (the "Building"), together with adjacent outdoor surface parking consisting of not less than 225 spaces, and the landscaping and other improvements, if any, located outside of the Building on the Land, pursuant to the plans and specifications described on EXHIBIT "B" and made a part hereof for all purposes (the "Construction Documents"). The Building and such other improvements as are contemplated by the Construction Documents are collectively referred to herein as the "Improvements". The Site Plan attached hereto as EXHIBIT "C" and made a part hereof for all purposes is a general illustration of the Land and the contemplated Building.


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       (b)    CONSTRUCTION SCHEDULE. A construction schedule for the
Improvements showing the time periods estimated by Landlord for the completion of the major phases of the Improvements is attached hereto as EXHIBIT "G" (the "Construction Schedule"). Landlord shall make a good faith effort to advise Tenant as soon as reasonably possible if Landlord determines that Landlord's actual progress in completing any phase of the Improvements is behind the time periods set forth on the Construction Schedule in any material way. The general contractor for the Improvements selected by Landlord and approved by Tenant is Rogers O'Brien Construction Company (the "Contractor"). If Landlord determines that it is necessary or desirable to find a substitute general contractor, Landlord shall have the right to dismiss Contractor and select an appropriate substitute, which selection shall be subject to the approval of Tenant, which approval shall not be unreasonably withheld or delayed. All of the construction work shall be carried out by Contractor under the sole direction of Landlord.

       (c) COMPLETION DATE. Subject to the terms of this Lease, on or before August 30, 1999 (which date is referred to herein as the "Construction Date"), Landlord shall, at Landlord's sole cost and expense, commence the on-site physical construction of the Improvements on the Land. Such commencement will be deemed to have occurred upon Landlord beginning earth-grading work on the Land. From and after the Construction Date, Landlord shall endeavor to cause Substantial Completion (hereinafter defined) of the Improvements in accordance with the Construction Documents to occur on or before April 1, 2000 (the "Target Completion Date"). Additionally, Landlord agrees to endeavor to complete the Improvements to a stage sufficient to allow Tenant to commence Tenant's Work (hereinafter defined) no later than December 22, 1999. If Landlord has not caused Substantial Completion of the Improvements to occur on or before June 15, 2000 (the "Outside Completion Date") for any reason other than a Tenant Delay (hereinafter defined), or an event of Force Majeure (hereinafter defined), Tenant shall receive an abatement of one (1) day of Base Rent (hereinafter defined) for each day beyond the Outside Completion Date it takes for Landlord to achieve Substantial Completion, as Tenant's sole and exclusive remedy.

       (d) SUBSTANTIAL COMPLETION. "Substantial Completion" of the Improvement shall not have occurred until (i) Landlord's architect, Halff & Associates (the "Architect") shall have delivered to Landlord and Tenant a written certificate stating that all of the Improvements have been substantially completed in substantial accordance with the Construction Documents, except for the Punch List Items; and (ii) a certificate of occupancy has been issued allowing Tenant to occupy and use the Leased Premises; provided, however, that if the reason that a certificate of occupancy has not or cannot be issued is (A) because of work yet to be performed by Tenant (E.G., Tenant's Work (hereinafter defined)), or (B) due to Tenant Delays, then the failure or inability to obtain a certificate of occupancy shall not delay or prevent the occurrence of Substantial Completion . The term "Punch List Items" shall mean details of construction, decoration, and mechanical adjustment which are part of the Improvements and which in the aggregate, are minor in character and do not materially interfere with the Tenant's use or enjoyment of the Leased Premises. Landlord shall give Tenant not less than ten (10) days notice of the date upon which Landlord estimates Substantial Completion to be achieved. Upon receipt of Landlord's notification, Tenant shall verbally notify Landlord of the date Tenant intends to make a walk-through inspection of the Leased Premises, such date to be on the date specified in Landlord's notice for the estimated occurrence of Substantial Completion. The Architect, the Contractor, Landlord's project representative and Tenant's project representative shall meet to review and approve of the matters to be included as Punch List Items, which approvals shall not


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be unreasonably withheld. Punch List Items shall be completed by Landlord at
Landlord's expense. Landlord shall use its best efforts to complete all of the Punch List Items within thirty (30) days after the occurrence of Substantial Completion. At the conclusion of the walk-through inspection, Tenant will be deemed to have acknowledged that, subject only to Landlord's completion of the Punch List Items, (i) it has inspected and accepts the Leased Premises, (ii) the Leased Premises is suitable for the purpose for which it is leased, (iii) the Leased Premises is in good and satisfactory condition, and (iv) no representations as to the repair of the Leased Premises, nor promises to alter, remodel or improve the Leased Premises which have been made by Landlord remain unsatisfied. At the conclusion of the walk-through inspection Tenant further agrees to execute an Acceptance of Leased Premises Memorandum in the form attached hereto and made a part hereof as EXHIBIT "D", whereupon possession of the Leased Premises will be delivered to Tenant and Tenant will be deemed to have accepted the Leased Premises, and Tenant may thereafter occupy the Leased Premises. Tenant's failure to conduct a walk-through inspection or execute the Acceptance of Leased Premises Memorandum will not delay the occurrence of the Commencement Date.

       (e) CHANGE ORDERS: Tenant may, from time to time prior to the occurrence of Substantial Completion, submit to Landlord any written requests for changes or additions to the Construction Documents and/or the Improvements desired by the Tenant in such detail as Landlord may reasonably require (each a "Change Order"), which changes or additions shall be subject to Landlord's approval, which approval shall not be unreasonably withheld or delayed. Such approval shall include Landlord's written notice to Tenant of (i) the net increase, if any, in the actual out-of-pocket cost to be incurred by Landlord in completing the work associated with the Change Order including the preparation of plans therefor (the "Change Cost"), and (ii) the anticipated delays, if any, in completing the work as a result of such Change Order, including the processing and permitting thereof (the "Change Delay"). Within five (5) business days after Tenant's receipt of such notice, Tenant shall give to Landlord written notice to proceed or not to proceed with the Change Order. Tenant's notice to proceed with the Change Order shall include a specific written agreement from Tenant to pay to Landlord the Change Cost and written confirmation of Tenant's acceptance of the Change Delay. Following the required approvals and subject thereto (Landlord shall not be required to implement Change Orders if necessary approvals and permits cannot be obtained), upon Tenant's written acceptance of any such Change Order, Landlord shall promptly revise the Construction Documents to incorporate the Change Order and shall proceed to complete the Improvements in accordance with the Change Order. Any and all Change Costs up to a total amount of $300,000 shall, at Tenant's option exercised by written notice to Landlord included in Tenant's notice to proceed with the work contemplated by the Change Order, (i) be paid by Tenant within fifteen (15) days after the occurrence of Substantial Completion and written demand by Landlord accompanied by substantiating documentation, or (ii) be initially paid by Landlord and shall be charged back to Tenant as an adjustment to Base Rent (hereinafter defined). In the case of (ii), the annual adjustment to Base Rent shall be the total Change Cost (up to a maximum of $300,000) multiplied by ten and one-half percent (10.50%). If Tenant fails to provide written notice of its election as provided above, Landlord shall have the option, exercisable by written notice to Tenant prior to the occurrence of Substantial Completion, to elect repayment under (i) or (ii) above, and if Landlord fails to give such written notice, Landlord shall be deemed to have elected option (i) above. Tenant shall pay total Change Costs in excess of $300,000 as follows: (A) fifty percent (50%) of the Change Cost shall be paid to Landlord upon approval of the applicable Change Order, and (B) the balance shall be paid within fifteen (15) days after the occurrence of Substantial Completion and written


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demand by Landlord.  Any disagreements between Landlord and Tenant regarding the calculation of any Change Costs shall be resolved in accordance with the procedures set forth in Article l(m) of this Lease.

       (f)    CONSTRUCTION COSTS.   Subject to the terms of this paragraph,
Landlord will (i) pay the cost of the Building and all other improvements other than the Finish Work (hereinafter defined) for the office portion of the Building, and (ii) the cost of the Finish Work up to, but not in excess of the sum of $525,000 (the "Finish Allowance"). The "Finish Work" is the work to be performed by Landlord pursuant to the specific Construction Documents identified on EXHIBIT "H" attached hereto and made a part hereof. Notwithstanding the preceding, Tenant will be responsible for the following costs of completing the
Improvements:

              (1)    All Change Costs (as set forth above);

              (2) The cost of the Finish Work in excess of the Finish Allowance. If Landlord determines that the actual cost of the Finish Work will exceed the Finish Allowance, or if during construction the actual cost of the Finish Work exceeds the Finish Allowance, Landlord will not be obligated to commence the Finish Work or continue its construction until it receives from Tenant fifty percent (50%) of the estimated cost of such amount as is in excess, in Landlord's estimation, of the Finish Allowance, with the actual amount of such excess, less the initial payment by Tenant, being due upon Substantial Completion.

              (3) The cost of Tenant specified electrical distribution not included in the Construction Documents in excess of $125,000. Such excess, if any, shall be determined through Change Order and paid by Tenant in the same manner as for the cost of Finish Work in excess of the Finish Allowance; and

              (4) All costs, expenses and damages incurred or suffered by Landlord that are caused by Tenant Delays.

       (g) LANDLORD'S WARRANTY. In addition to (and not in lieu of) Landlord's obligations under the Lease with respect to repairs, Landlord covenants to construct the Improvements in a good and workmanlike manner and in accordance with all Applicable Laws (hereinafter defined). Without limitation, Landlord represents, warrants and covenants that upon the Commencement Date, the Improvements will comply with all Applicable Laws including, without limitation, all laws governing non-discrimination in public accommodations and commercial facilities, including, without limitation, the requirements of the Americans with Disabilities Act and all regulations thereunder. Landlord further warrants that the Improvements will be free from defects in workmanship and materials for a period of one (1) year after the date of Substantial Completion. If, at any time during such warranty period, any of the workmanship or material used in the construction of the Improvements are determined to be defective, and Tenant shall, within the warranty period, so notify Landlord in writing that such workmanship or material is defective, Landlord shall cause such defective workmanship or material to be corrected, repaired, or replaced in a manner reasonably acceptable to both Landlord and Tenant. Such correction, repair, or replacement shall be performed by Landlord, at Landlord's expense, as promptly as reasonably possible and in such manner so as to minimize any interference with Tenant in its operations in and about the Leased Premises. If Landlord fails to correct any such


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defect within fifteen (15) days after receipt of written notice from Tenant, or such longer period as is reasonably required, then Tenant may (but shall not be obligated to) correct such defect and Landlord shall reimburse Tenant for the actual cost thereof. Landlord's liability for breach of any covenant, representation or warranty set forth in this subparagraph shall finally and automatically expire on the first (1st) anniversary of the Commencement Date.

       (h) INSPECTIONS. Landlord, through its appointed project representative, shall maintain direct contact with Contractor and conduct regularly scheduled job and progress meetings at the Land, or such other place as agreed to, with Contractor and Tenant's representative, as appointed by Tenant, as well as extraordinary meetings where deemed necessary by Landlord, Architect or Contractor, to discuss such matters such as, but not limited to, procedures, progress, safety and scheduling. Tenant may inspect the installation of the Improvements and the progress of the Improvements. Landlord shall be available, and cause the Contractor to be available, to Tenant or its representatives from time to time upon reasonable prior notice when necessary or desirable for the purpose of reviewing the Improvements. Tenant shall not communicate directly with Contractor or any subcontractors or interfere with construction of the Improvements in connection with its inspections.

       (i) COMPLIANCE WITH LAWS. Landlord, at its expense, shall obtain all approvals, permits, and other consents required to commence, perform and complete the Improvements; shall at all times cause all work in connection with the Improvements to be carried out in compliance with all such consents and in compliance with all Applicable Laws. All approvals, permits, inspection reports, notices, and other similar documents prepared or received by Landlord or the Contractor.

       (j) TENANT'S WORK. All finishing work, equipment installation, cabling, and interior wall finish for the offices, or other work (the "Tenant's Work") desired by Tenant, if any, and not initially or thereafter included in the Improvements, shall be performed by Tenant, at Tenant's expense, through contractors selected by Tenant and approved by Landlord, which approval shall not to be unreasonably withheld or delayed; provided that Landlord's approval shall not be required for contractor's or subcontractors who provide materials or labor the aggregate cost of which is estimated not to exceed $25,000. Landlord and Tenant shall each cause their respective general contractor and/or subcontractors for the Improvements and Tenant's Work to cooperate with each other in facilitating the mutual access to the Leased Premises and in coordinating the timing of the stages of the Improvements and the Tenant's Work so as to facilitate the completion on a timely basis. To the extent reasonably possible and without having to incur additional expense, Landlord shall, prior to Substantial Completion, provide Tenant with access to the Leased Premises and storage space at the site for Tenant's equipment, trade fixtures, and other property in connection with Tenant's Work and shall furnish water, electricity and HVAC to the Leased Premises during the performance of any Tenant's Work to the extent the same are then available at the Leased Premises; provided that, Tenant shall reimburse Landlord or Contractor, as applicable, within fifteen
(15) days after written demand, for the cost of any such utility services used by Tenant determined by Contractor and agreed to by Tenant, such not to be unreasonably withheld, to be in excess of that which would otherwise have been used by Contractor, or its subcontractors, in the course of constructing the Improvements. The performance by Tenant of Tenant's Work prior to the Commencement Date shall be subject to all of the terms and conditions of Article 10 hereof.


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       (k)    TENANT DELAYS. The term "Tenant Delay" shall mean any actual delay in the completion of the Improvements which delays Substantial Completion and which is due to any act or omission of Tenant, its agents, or contractors.
Tenant Delays shall include:

              (1)    Change Delays;

              (2) Any delay by Tenant in giving Landlord notice of Tenant's approval of any Change Orders or in giving Landlord notice of any other consents or approvals required of Tenant hereunder in connection with the Improvements; and

              (3) any other delay in the occurrence of Substantial Completion caused by a Tenant Party (hereinafter defined), including, without limitation, any delay resulting from Tenant's Work (hereinafter defined) or the installation by any Tenant Party of any property or equipment of Tenant in or on the Leased Premises prior to Substantial Completion and any delay due to interference by any Tenant Party with Landlord's engineers, consultants, contractors or otherwise. As used in this Lease, a "Tenant Party" shall mean one or more of Tenant, its agents, employees, officers, partners or contractors or any of their invitees or licensees.

       (l) NOTICE OF DELAY. At the request of either the Landlord or the Tenant, at any time and from time to time prior to the date of Substantial Completion, Landlord or Tenant may require the other party to provide a written notice setting out whether or not Landlord or Tenant, as the case may be, is aware of any delays under either Article 1(k) or Article 1(l) hereof as of the date of such notice.

       (m) RESOLUTION OF DISPUTES. If Landlord and Tenant disagree as to whether the Construction Documents have been properly prepared or as to whether any aspect of the Improvements has been full or properly completed, or is otherwise defective, or as to the appropriate manner to correct any such deficiency, or as to the calculation of Change Costs hereunder, or as to the designation of any Tenant Delay hereunder, and if Landlord and Tenant, using their reasonable good faith efforts, are otherwise unable to resolve such dispute, then such dispute shall be resolved by referring the same to the Consulting Architect. In order to initiate such a resolution of any dispute, a party shall be required to give the other party and the Consulting Architect written notice requesting such resolution, which notice shall identify the issue in dispute. The Consulting Architect shall promptly notify the parties of the date, time, and place for the meeting to resolve of such dispute, which date shall in no event be later than ten (10) business days after the Consulting Architect's receipt of the demand for resolution. Such notice may be given by telephone if promptly confirmed by written notice. At the conclusion of such meeting, the Consulting Architect shall advise both parties of the Consulting Architect's decision. The Consulting Architect shall send the parties written notice confirming such decision immediately thereafter. Both parties shall be bound by any and all decisions made by the Consulting Architect and shall perform their obligations hereunder in accordance with such decisions. The Consulting Architect's fees and expenses for dispute resolution pursuant hereto shall be split equally between Landlord and Tenant. The Consulting Architect shall be AECC until such time as Landlord and Tenant otherwise agree in writing.


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                                   ARTICLE 2

                                     TERM

       (a) INITIAL TERM/TERM. Subject to and upon terms, provisions and conditions hereinafter set forth, the "Initial Term" of this Lease shall begin on the Commencement Date, and shall expire at 11:59 p.m. on the last day of the one hundred and twentieth (120) complete calendar month thereafter. The "Commencement Date" shall be the earlier to occur of (i) the date upon which Substantial Completion occurs and (ii) the date Tenant takes possession of the Leased Premises for purposes of business operation and not for the performance only of Tenant's Work. If the Commencement Date occurs on the first day of a calendar month, the month in which the Commencement Date occurs shall be the first complete calendar month after the Commencement Date for purposes of determining the expiration of the Initial Term. The Initial Term together with any Renewal Terms is the "Term" of this Lease or the "Lease Term" as such terms may be used interchangeably in this Lease.

       (b)    RENEWAL OPTIONS.

              (1) So long as there is no uncured default hereunder by Tenant as of the date of Tenant's exercise of any Renewal Option or as of the date of the commencement of any Renewal Term, Tenant shall be entitled and is hereby granted two (2) successive options (the "Renewal Options") to extend the Term for an additional period of five (5) years each (the "Renewal Terms"). Except for Base Rent, as hereinafter defined and separately provided for, the Renewal Terms shall be on all the other terms and conditions of this Lease; provided, however, that (i) upon the exercise of the first Renewal Option Tenant shall have only one remaining Renewal Option and upon its exercise of the second Renewal Option Tenant shall have no further right or option to renew or extend the Term without Landlord's written consent, which may be withheld in Landlord's sole discretion, and (ii) Landlord shall not have any obligations to make any improvements or otherwise provide any inducement to Tenant. Tenant shall exercise each Renewal Option, if at all, only by giving written notice of such exercise to Landlord not less than six (6) months, nor more than twelve (12) months, prior to the expiration of the Initial Term or first Renewal Term, as the case may be. Should Tenant fail to timely exercise a Renewal Option in accordance with the preceding provisions, then the Term shall expire and this Lease shall terminate at the end of the Initial Term or the current Renewal Term, as applicable, and Tenant shall have no further right or option to renew or extend the Term. Tenant's exercise of a Renewal Option shall be irrevocable.

              (2) Within thirty (30) days after Landlord receives Tenant's written notice of its exercise of a Renewal Option, Landlord shall deliver a notice to Tenant (the "Market Rate Notice") specifying the Market Rate for the applicable Renewal Term, such to be based upon Landlord's reasonable and good-faith determination of rents being charged for comparable space of equivalent quality, size, utility and location, and for terms commensurate with the applicable Renewal Term. Tenant shall have thirty (30) days (the "Examination Period") from its receipt of the Market Rate Notice to accept or reject Landlord's designation of the Market Rate. If Tenant accepts Landlord's designation of the Market Rate, the "Base Rent" for the Renewal Term will be the Market Rate as set forth in the Market Rate Notice. If Tenant fails to reject in writing Landlord's


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       designation of the Market Rate set forth in the Market Rate Notice during the Examination Period, Tenant shall be deemed to have accepted Landlord's designation of the Market Rate, the Base Rent for the Renewal Term will be the Market Rate set forth in the Market Rate Notice. If Tenant timely rejects Landlord's designation of the Market Rate prior to the expiration of the Examination Period and Landlord and Tenant cannot agree in writing on the Market Rate within fifteen (15) days after the date Landlord receives Tenant's timely rejection of Landlord's designation of the Market Rate set forth in the Market Rate Notice (the "Negotiation Period"), Base Rent for the applicable Renewal Term will be determined as follows:

                     (i) Tenant's notice to Landlord of Tenant's rejection of Landlord's designation of the Market Rate shall include Tenant's designation of its appraiser for purposes of determining the Market Rate in the event Landlord and Tenant cannot agree on the Market Rate during the Negotiation Period. Such notice shall further include appraiser's name, address and telephone number. Within ten (10) days after the expiration of the Negotiation Period (assuming that Landlord and Tenant cannot agree on the Base Rent during the Negotiation Period); Landlord shall select an appraiser of its choice and give Tenant written notice of such appraiser's name, address and telephone number.

                     (ii) The two (2) selected appraisers shall attempt to mutually determine the fair rental value of the Leased Premises for the applicable Renewal Term and the "Base Rent" for such Renewal Term will be the fair market value as so determined. If the two (2) selected appraisers cannot agree on the fair rental value for the Leased Premises for the applicable Renewal Period within thirty (30) days after Landlord has notified Tenant of Landlord's selected appraiser, then those appraisers shall select another individual as a third appraiser within fifteen (15) days after the expiration of such thirty (30) day period, and shall furnish Landlord and Tenant written notice of such appraiser's name, address and telephone number. All appraisers selected shall be M.A.I. appraisers, unless Landlord and Tenant shall otherwise agree in writing, each having at least ten (10) years experience with commercial property in the Dallas/Fort Worth, Texas metroplex area.

                     (iii) Each of the three (3) selected appraisers shall then individually determine the fair rental value of the Leased Premises for the applicable Renewal Term within thirty (30) days after the selection of the third appraiser and the "Base Rent" for such Renewal Term shall be the average of the three (3) appraisals.

                     (iv) If the procedure set forth in above is implemented, and if for any reason whatsoever (including, without limitation, the institution of any judicial or other legal proceedings), the Base Rent for any Renewal Term has not been finally determined prior to the first day of the applicable extended Renewal Term, then the Market Rate initially determined by Landlord in good faith shall be the Base Rent for all purposes under the Lease until such time as the Base Rent is finally determined as set forth above, and Landlord and Tenant shall, by appropriate payments to the other, correct any overpayment or underpayment which may have been made prior to such final determination.

                     (v) All fees, costs and expenses incurred in connection with obtaining the appraisals and the arbitration procedure set forth in this paragraph shall be shared equally by Landlord and Tenant; however, Landlord and Tenant shall each bear their own attorneys' fees incurred with respect to this procedure.

              (3) Tenant may not assign the Renewal Options to any assignee or subleases of the Lease that is not a Permitted Assignee (hereinafter defined). No assignee or sublessee may exercise the Renewal Options unless such is a Permitted Assignee of Tenant.

              (4) If the Term is extended pursuant to Tenant's exercise of a Renewal Option, Landlord shall prepare, and Landlord and Tenant will execute and deliver an amendment to this Lease extending the Term and specifying the new Base Rent; provided, however, that the failure of the parties to enter into such an amendment will not affect the validity of Tenant's exercise of the Renewal Option or the obligations of the parties during the Renewal Term.

       (c) ENTRY BY TENANT PRIOR TO THE COMMENCEMENT DATE. It is agreed that Tenant may enter into the Leased Premises prior to the completion of the Improvements for the purpose of completing the Tenant's Work, if any, without being deemed thereby to have taken possession of the Leased Premises or obligated itself to pay Rent; provided that Tenant's Work shall in no way interfere with the construction of such Improvements or the work of Landlord or Contractor and shall not subject Landlord to any liabilities whatsoever.

                                     ARTICLE 3

                                     BASE RENT

       (a)    BASE RENT AND ADJUSTMENTS.

              (1) BASE RENT. As consideration for the use and occupancy of, and as rental for, the Leased Premises, Tenant promises and agrees to pay Landlord, while this Lease remains in force and effect, for the Initial Term, paid in monthly payments in advance $93,333.33 per month ($1,119,999.96 annualized). Such rent is herein the "Base Rent".

              (2) CHANGE COSTS. Base Rent shall be further adjusted for any amortized Change Costs as contemplated by Article 1(e).

       (b) Base Rent and any other monthly installments of Rent required to be paid hereunder by Tenant to Landlord shall be due and payable, in advance, beginning on the Commencement Date and continuing on the first day of each calendar month during the Term. Any installment of Base Rent due for any fractional calendar month shall be prorated based upon the actual number of days in that month. All Rent (hereinafter defined) shall be paid at the times and in the amounts provided for herein in legal tender of the United States of America to Landlord at the address specified in Article 25 hereof or to such other person or at such other


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

address as Landlord may from time to time designate in writing. Tenant's obligation to pay any installment of Rent shall not be deemed satisfied until such installment of Rent has actually been received by Landlord. As used in this Lease, "Rent" shall mean the Base Rent and all other amounts provided for in this Lease to be paid by Tenant to Landlord, all of which shall constitute rental in consideration for this Lease and the leasing of the Leased Premises.

       (c) If on the Commencement Date there remains an unused and unallocated balance of the Finish Allowance or any other allowances granted by Landlord hereunder, Landlord shall (i) apply such balance to any amounts payable by Tenant to Landlord under Article 1(f) above or otherwise owing by Tenant to Landlord hereunder, and (ii) any remaining balance shall be paid to Tenant.

       (d) Other remedies for nonpayment of Base Rent notwithstanding, if the monthly Base Rent payment is not in Landlord's possession on or before the fifth
(5th) day of the month for which the Base Rent is due, or if any other payment is due Landlord by Tenant is not received by Landlord prior to the expiration of any applicable cure or grace period, a late payment charge of five percent (5%) of such amount shall, unless waived in writing by Landlord, become due and payable in addition to such amounts owed under this Lease. In addition, Landlord shall be entitled to charge one-hundred dollars ($100.00) for each check or payment which is not honored by Tenant's bank. Said charge to be in addition to any other amounts owed under this Lease.

                                     ARTICLE 4

                                       TAXES

       (a) The term "Taxes" as used herein shall mean all taxes, levies and assessments of every character imposed or assessed upon or against the Leased Premises by any governmental agency or authority having jurisdiction, and all assessments due to deed restrictions and/or owner or community associations, whether foreseen or unforeseen; provided nothing herein shall require or be construed to require Tenant to pay any gift, estate, inheritance, excess profits, succession, capital levy, transfer tax, income tax, payroll tax or other tax assessment, mortgage, charge or levy arising out of the Rent payable by Tenant or other income received by Landlord, its successors or assigns. If at any time during the Term, the State of Texas or any political subdivision of the state, including any county, city, city and county, public corporation, district, or the United States of America, levies or assesses against Landlord a tax, fee or excise: (i) on rents, (ii) on the square footage of the Leased Premises, (iii) on the act of entering into this Lease, (iv) on the occupancy of Tenant, or any other tax, fee, or excise, however described, including, without limitation, a so-called value added, business activity or gross receipts tax, as a direct substitution in whole or in part for, or (except in the case of (i) above) in addition to, any real property taxes, Tenant shall pay before delinquency said tax, fee, or excise.

       (b) Subject to Tenant's protest right provided below, Tenant shall pay all Taxes during the Term directly to the taxing authority therefor not less than thirty (30) days prior to the date on which any such Taxes would become delinquent and shall provide evidence thereof to Landlord upon written request. Without waiver of any other remedies of Landlord for Tenant's failure to timely pay Taxes, Tenant shall be responsible for all damages, penalties and fines incurred by the Leased Premises or Landlord due to Tenant's failure to timely pay Taxes.

Additionally, if Tenant fails to provide such evidence and Landlord, without having any obligation to do so, pays Taxes, Tenant shall reimburse Landlord for the full amount thereof upon demand. Taxes for the partial year in which the Commencement Date occurs and the year in which the Term expires or this Lease is terminated shall (unless terminated for Tenant's default) be prorated between Landlord and Tenant.

       (c) If any Taxes are paid by Landlord to any taxing authority for any tax year in installments, the amount payable by Tenant hereunder shall be payable in similar installments, and no amount shall be payable by Tenant on account of installments becoming payable after the expiration of the Term which are attributable to a period of time after the expiration of the Term or attributable to any period of time prior to the Commencement Date. If any assessment for new public improvements (and not for repair or replacement of existing public improvements) is payable only in a lump sum, rather than in installments, Tenant shall pay a pro rata share of such assessment based upon the proportion that the number of years remaining in the Term bears to the expected useful life of such new public improvements as determined by a third party consultant. For purposes of the preceding sentence, the "Term" of this Lease shall mean the Initial Term; provided that, if Tenant exercises a Renewal Option, Tenant shall be assessed its pro rata share based upon the proportion that the number of years of such Renewal Term bears to the expected remaining useful life of such public improvement.

       (d) Landlord shall within ten (10) days of receipt, deliver to Tenant statements, assessments and other notices relative to any tax or assessment; provided that Landlord's failure to timely deliver such notices shall in no way relieve Tenant of the obligation to pay Taxes. If Landlord's delay in delivering any such notices to Tenant is the direct and actual cause of late payment of Taxes, Landlord shall be responsible for any penalties due thereto.

       (e) Tenant shall have the right, before delinquency occurs, of contesting, objecting to or opposing the legality, validity or amount of any such Taxes; provided that prompt notice of such contest, objection or opposition shall be given to Landlord by Tenant at least twenty (20) days before any delinquency; and provided, further, that such contest, objection or opposition shall not be carried on or maintained after the aforementioned time limit for the payment of said obligations unless Tenant shall have duly paid the amount involved under protest or shall have procured and maintained a stay of all proceedings to enforce any collection thereof and shall also have provided for payment thereof, together with all penalties, interest, costs, and expenses, by a deposit of sufficient sum of money or by a good and sufficient undertaking as may be required or permitted by law to accomplish such a stay. In the event of any such contest, objection or opposition, Tenant agrees to pay and discharge any unpaid amounts finally determined to be due within thirty (30) days after the final determination thereof or within such later grace period as may be allowed by law.

       (f) If any mortgagee of Landlord requires that Taxes be escrowed with such mortgagee, Tenant shall pay to Landlord on a monthly basis, on the same date that Base Rent is due, an amount equal to 1/12 of the estimated total annual Taxes, as determined by Landlord. Tenant authorizes Landlord to use such funds to pay Taxes and to fund any escrows required by Landlord's mortgagee. If Tenant's total Tax payments for any year are less than the actual Taxes, Tenant shall pay the difference to Landlord within twenty (20) days after written demand, such to be accompanied by copies of applicable tax bills. If the total payments of Tenant are more than the actual Taxes, Landlord shall retain such excess and credit it against Tenant's next monthly estimated payments of Taxes or, at Landlord's option, return such excess to Tenant.

                                     ARTICLE 5

                                     INSURANCE

       (a) Tenant shall at its sole expense, maintain at all times during the Term, comprehensive general liability insurance with respect to the Leased Premises and the conduct or operation of Tenant's business therein with contractual liability endorsement, naming Landlord and such other parties designated by Landlord, as an additional insured, in an amount not less than $5,000,000.00 combined single limit.

       (b) During the entire Term, Tenant shall keep the Building and other Improvements constituting a portion of the Leased Premises insured in the name of and for the benefit of Landlord and the holder of any mortgage or deed of trust on the Leased Premises as their respective interests may appear, on an "all risk" form, against loss or damage by fire and all hazards covered by the standard form of extended coverage endorsement (subject to exclusions approved by and otherwise in form satisfactory to Landlord), and containing twelve (12) months' rents insurance, flood loss (if the Leased Premises is located in a flood zone) and sprinkler breakage coverage. Such insurance shall be for not less than one hundred percent (100%) of the full replacement value thereof, as the same shall change from time to time. The term "full insurable value" as used herein means agreed value for actual replacement costs, including the cost of debris removal. Tenant shall carry, at Tenant's sole cost and expense, fire and extended coverage casualty insurance on all of the alterations and improvements completed by Tenant in the Leased Premises and all trade fixtures, equipment, inventory, and personal property located on the Leased Premises. Deductibles under policies to be carried by Tenant hereunder shall not exceed $100,000 per occurrence. Tenant shall not take out separate property insurance concurrent in form or contributing in the event of loss with that required hereunder, unless Landlord and Landlord's mortgagee is included therein as a named insured.

       (c) All insurance policies required by this Article 5 shall be written by companies licensed to sell insurance in Texas and having a rating of A VIII or better, as set forth in the most recent issue of Best's Insurance Reports.

       (d) At the commencement of the Initial Term of this Lease, Tenant shall deliver to Landlord Certificates of Insurance manifesting the insurance coverage required by this Article 5 and, at least thirty (30) days prior to the expiration of each such policy, shall pay the premiums for the renewal of such insurance and provide information satisfactory to Landlord evidencing payment thereof. All policies shall provide at least thirty (30) days' written notice to Landlord, Landlord's mortgagee and Tenant of any cancellation, termination, or material alteration.

       (e) Tenant and Landlord shall cooperate in connection with the collection of any insurance monies that may be due in the event of loss and shall execute and deliver such proofs of loss and other instruments which may be required for the purposes of obtaining recovery of any such insurance monies.

       (f) NOTWITHSTANDING ANY OTHER PROVISION OF THIS LEASE, LANDLORD AND TENANT HEREBY WAIVE ANY RIGHTS EACH MAY HAVE AGAINST THE OTHER ON ACCOUNT OF ANY LOSS OR DAMAGE OCCASIONED TO LANDLORD OR TENANT, AS THE CASE MAY BE (WHETHER OR NOT SUCH LOSS OR DAMAGE IS CAUSED BY THE FAULT OR SOLE OR CONCURRENT NEGLIGENCE OF THE OTHER PARTY), TO THEIR RESPECTIVE PROPERTY OR TO THE LEASED PREMISES OR ITS CONTENTS ARISING FROM ANY RISK THAT IS COVERED BY ANY INSURANCE REQUIRED TO BE CARRIED UNDER THIS LEASE OR OTHERWISE CARRIED BY LANDLORD OR TENANT, BUT ONLY TO THE EXTENT OF INSURANCE PROCEEDS ACTUALLY RECEIVED (SUCH EXTENT TO INCLUDE APPLICABLE DEDUCTIBLES BUT NOT THE LIMITS OF ANY APPLICABLE SELF INSURANCE).
THE FOREGOING SHALL NOT BE OPERATIVE IN ANY CASE IN WHICH THE EFFECT WOULD BE TO INVALIDATE ANY INSURANCE COVERAGE REQUIRED TO BE CARRIED HEREUNDER. TENANT, ON BEHALF OF ITS INSURANCE COMPANIES (WHICH INSURANCE COMPANIES SHALL INCLUDE SUCH TENANT IF TENANT IS ALLOWED TO SELF INSURE UNDER THIS LEASE) INSURING THE PROPERTY OF TENANT AGAINST ANY SUCH LOSS, WAIVES ANY RIGHT OF SUBROGATION THAT IT MAY HAVE AGAINST LANDLORD. TENANT AGREES IMMEDIATELY TO GIVE TO EACH SUCH INSURANCE COMPANY WRITTEN NOTIFICATION OF THE TERMS OF THE WAIVERS CONTAINED IN THIS PARAGRAPH, AND TO HAVE ITS INSURANCE POLICIES PROPERLY ENDORSED, IF NECESSARY, TO PREVENT THE INVALIDATION OF SAID INSURANCE COVERAGES BY REASON OF SAID WAIVERS, AT TENANT'S SOLE COST.

       (g) For the purposes of this Article 5 only, the "Term" shall commence upon the earlier to occur of (i) the Commencement Date, and (ii) the date that Tenant or any Tenant Party first enters the Leased Premises to perform any of Tenant's Work.

                                     ARTICLE 6

                  USE OF LEASED PREMISES AND COMPLIANCE WITH LAWS

       (a) The Leased Premises shall be used only for the purpose of receiving, storing and distributing products, materials and merchandise made and/or distributed by Tenant, incidental office use in connection therewith and for such other lawful purposes as may be incidental thereto. Outside storage, other than storage of trucks and other vehicles, is prohibited without Landlord's prior written consent which shall not be unreasonably withheld. Tenant shall not permit any objectionable or unpleasant odors, smoke, dust, gas, noise or vibrations to emanate from the Leased Premises, nor take any other action that would constitute a health or environmental hazard or nuisance or that would disturb, interfere with, or endanger Landlord or the occupant of any other land or buildings in the vicinity of the Leased Premises. Landlord agrees that odors, smoke or noise emanating from trucks servicing the Leased Premises in the ordinary course of Tenant's business will not violate these prohibitions provided that such are not unreasonable.

       (b) Tenant shall comply with and fulfill all state, federal and municipal laws, regulations and ordinances, court decisions and all matters of record (E.G., deed restrictions) applicable to the use of the Leased Premises by Tenant and the business of Tenant conducted thereon (collectively "Applicable Laws") including without limitation, the Americans with Disabilities Act ("ADA").

       (c) Tenant shall not change locks or install additional locks on doors without prior written consent of Landlord. Tenant shall not make or cause to be made duplicates of keys procured from Landlord without prior approval of Landlord. All keys to Leased Premises shall be surrendered to Landlord upon termination of this Lease.

       (d) The water closets and other water fixtures shall not be used for any purpose other than those for which they were constructed, and any damage resulting to them from misuse, including improper disposal of any materials, or by the defacing or injury of any part of the Building shall be borne by the person who shall occasion it. No person shall waste water by interfering with the faucets or otherwise.

                                     ARTICLE 7

               CONDITION OF LEASED PREMISES AND REPAIRS/IMPROVEMENTS

       (a) Landlord shall not be required to make any improvements, replacements or repairs of any kind or character to the Leased Premises or the Building during the Term except as set forth in this section. Landlord shall repair, maintain in good condition only the roof, foundation, floor slab (but not the sealant or any floor coverings) and structural soundness of the exterior walls of the Building except for damage caused by any act or omission of a Tenant or any Tenant Party or by casualty. Landlord may elect to repair any damage caused by a Tenant or any Tenant Party, and if Landlord so elects, Tenant shall pay Landlord the cost or anticipated cost of such repair on demand. The term "walls" as used herein shall not include windows, glass or plate glass, doors, special store fronts or office entries. Tenant shall promptly give Landlord written notice of any defect or need for repairs, after which Landlord shall have reasonable opportunity to repair same or cure such defect. In the event Landlord refuses or neglects to commence or to complete properly and adequately any repairs which are the responsibility of Landlord hereunder and such failure continues for fifteen (15) days after written notice to Landlord or such longer period as is reasonably required, then Tenant may (but shall not be obligated to) make such repairs. In such event, Landlord shall be obligated to repay the actual cost thereof to Tenant.

       (b) From and after the Commencement Date, if any improvement, modification or alteration of any portion of the Leased Premises is required to bring same into compliance with the ADA or any other Applicable Laws, or if Landlord otherwise makes capital repairs, replacements or improvements to the Leased Premises (as determined using generally accepted accounting principles) that are not the express obligation of Landlord to undertake at its sole cost under subparagraph (a) above and (i) Tenant is not otherwise expressly responsible for such repair, replacement or improvement under this Lease, (ii) the necessity for such repair, replacement or improvements was not caused, in whole or in part, by Tenant or any Tenant Party, and (iii) the necessity for such repair, replacement or improvement was not due to the specific use of the Leased Premises by Tenant, then Landlord will undertake to complete such repair, replacement or improvements and the cost thereof will be charged back to Tenant over the useful life of the subject repair, replacement or improvements with the assumption that the only portion of such expense chargeable for any one year will be a fraction of such expense, the numerator of which is one and the denominator of which is the estimated useful life of the subject repair, replacement or improvements. In the event that (i) Tenant is expressly responsible for such repair, replacement or improvement under this Lease, (ii) the necessity for such repair, replacement or improvements was caused, in whole or in part, by Tenant or any Tenant
Party, or (iii) the necessity for such repair, replacement or improvement was due to the specific use of the Leased Premises by Tenant, Tenant shall be solely responsible for the entire cost of such repair, replacement or improvements. In such event, and if Landlord elects to construct such repair, replacement or improvement, Tenant shall pay the cost thereof to Landlord in the same manner as Tenant pays for the cost of the Finish Work in excess of the Finish Allowance under Aticle 1(g)(2). If Landlord elects for Tenant to complete such repair, replacement or improvement, such shall be performed by Tenant, at Tenant's cost, subject to all of the terms of Article
10 below.

       (c) From and after the Commencement Date, and except as otherwise herein provided and except for repairs required to be performed by Landlord under subparagraph (a) above, or covered by Landlord's one-year express warranty made herein, Tenant agrees, at its sole cost and expense, to maintain all of the Leased Premises in good condition and repair during the Term (except for such repairs made necessary by fire or other casualty and which are repaired in accordance with the provisions of Article 9 below) including, without limitation landscaping, plumbing, wiring, fixtures, equipment, heating and air conditioning equipment, interior and exterior decorations, glass and painting in and on the Building and the parking area and ingress and egress lanes, it being understood and agreed that Landlord shall have no obligation to maintain the Leased Premises after Tenant takes possession other than as expressly provided herein. Upon termination of this Lease, Tenant shall deliver the Leased Premises to Landlord in as good a condition as existed on the date Tenant took possession, the effects of ordinary wear and tear, and obsolescence in spite of repairs excepted.

       (d) Upon written request by Tenant, and to the extent assignable without cost to Landlord, Landlord will assign to Tenant all construction or equipment warranties, guarantees, and/or service policies received by it which are applicable to the Improvements that are required to be repaired and maintained by Tenant; provided that such assignment shall not prevent Landlord from enforcing same for its own benefit in order to perform its obligations herein. Landlord hereby represents and warrants to Tenant that, in addition to any other warranties, Landlord shall obtain a warranty covering the roof of the Leased Premises for a period of not less than 10 years.

       (e) In the event Tenant refuses or neglects to commence or to complete properly and adequately any repairs which are the responsibility of Tenant hereunder, then Landlord may (but shall not be obligated to) make such repairs after thirty (30) working days' written notice to Tenant, or such shorter period required to protect life or property. In such event, Tenant shall be obligated to repay the cost thereof to Landlord, upon demand, as additional Rent.

       (f) Tenant shall, at its sole cost and expense, during the Term maintain a regularly scheduled preventative maintenance/service contract on an annual basis with a maintenance contractor for the servicing of all sprinkler systems, hot water, heating and air conditioning systems and equipment within or servicing the Leased Premises. The maintenance contractor and contract must be approved by Landlord and must include all services suggested by the equipment manufacturer. A copy of the service contract shall be provided to Landlord within sixty (60) days following the Commencement Date. In the event the service contract is not provided, then Landlord shall have the right, but not the obligation to have the work done and the cost therefor shall be charged to Tenant as additional rent and shall become payable by Tenant with the payment of the Base Rent next due hereunder.

                                      ARTICLE 8

                              RELEASE AND INDEMNIFICATION

       (a) Except as otherwise expressly provided in this Lease, no Landlord Party (hereinafter defined) will be liable to Tenant or any Tenant Party, and Tenant hereby releases Landlord and agrees to hold Landlord harmless from and against, any injury to person or damage to property on or about the Leased Premises caused by (A)(i) the Leased Premises becoming out of repair, (ii) the leakage of gas, oil, water or steam or by electricity emanating from any part of the Leased Premises, or (iii) any other cause, EXCEPT AND THEN ONLY TO THE EXTENT THAT SUCH INJURY OR DAMAGE ARISES OUT OF OR RESULTS FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF A LANDLORD PARTY (WHETHER OR NOT MERELY ALLEGED, THREATENED OR PROVEN), or (B) the act or omission of a Tenant Party.
As used in this Article 8, a "Landlord Party" shall mean one or more of Landlord and any officer, shareholder, partner, employee or agent of Landlord and its and
their respective heirs, legal representatives, successors and assigns.   TENANT
ACKNOWLEDGES THAT THIS PROVISION SHALL BE CONSTRUED TO MEAN THAT NO LANDLORD PARTY SHALL BE LIABLE TO TENANT, ANY TENANT PARTY OR ANY INVITEE OF TENANT OR A TENANT PARTY FOR ANY ALLEGED, THREATENED OR PROVEN NEGLIGENCE OF LANDLORD OR ANY LANDLORD PARTY EXCEPT AS EXPRESSLY SET FORTH HEREIN.

       (b) Tenant shall indemnify and hold Landlord harmless from and against any and all fines, suits, losses, costs, together with reasonable court costs and reasonable attorneys fees incurred by Landlord in defending same, liabilities, claims, demands, actions and judgments of every kind and character suffered by, recovered from, or asserted against a Landlord Party, (i) arising by reason of any breach, violation or non-performance by Tenant of any term, provision, covenant, condition or agreement to be performed or abided by Tenant hereunder, or (ii) arising on account of death, injury or damage to person or property in, on, or about the Leased Premises, or any part thereof, where such death, injury or damage is caused, in whole or in party, by a Tenant Party (as defined in Article 1(k) above) EXCEPT AND TO THE EXTENT SUCH IS CAUSED BY OR ARISES OUT OF THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF LANDLORD OR ANY LANDLORD PARTY (WHETHER ALLEGED, THREATENED OR PROVEN), or the willful misconduct of a Tenant Party, or (iii) arising out of any action brought by any Tenant Party for which Landlord has been released by Tenant under (a) above. Upon the occurrence of an event which Tenant is required to indemnify Landlord against, and upon demand by Landlord, Tenant shall employ counsel reasonably acceptable to Landlord and defend Landlord against any liability for such event, all at Tenant's cost. The indemnities and covenants of Tenant in this paragraph
(b) are in addition to, and not in limitation of, any other indemnities made by Tenant elsewhere in this Lease.

       (c) This Article 8 shall survive the expiration or termination of this Lease with respect to any claims or liability occurring or first arising prior to such expiration or termination.

                                      ARTICLE 9

                                DAMAGE OR DESTRUCTION

       (a) If the Building should be damaged or destroyed by fire or other peril, Tenant immediately shall give written notice to Landlord. If: (i) the Building should be totally destroyed by any peril not covered by insurance required to be carried hereunder; or if (ii) the Leased Premises should be so damaged thereby that, in Landlord's estimation, rebuilding or repairs cannot be completed within one hundred eighty (180) days after Landlord's receipt of insurance proceeds and required permits; or if (iii) the Leased Premises should be so damaged thereby that, in Landlord's estimation, rebuilding or repairs of the portion thereof required to be insured by Tenant can be substantially completed within one hundred eighty (180) days after the date of such damage, but the insurance proceeds available to Landlord will not, in Landlord's estimation, be sufficient to complete such rebuilding or repairs (due to such insurance proceeds being applied to mortgage debt or otherwise) and Landlord is either unable or unwilling to advance sufficient funds to complete such rebuilding or repairs (such decision to be made within sixty (60) days of the casualty); then in any of such events this Lease shall cease and terminate as if and to the extent the effective date of such termination had been the date originally scheduled for the expiration of the term of this Lease, and the Rent shall be abated during the previously unexpired term of this Lease, effective upon the date of the occurrence of such damage.

       (b) Subject to the provisions of Article 9(a) above, if the Building should be damaged by any peril covered by the insurance required to be carried hereunder, and Landlord does not have the right to or does not elect to terminate this Lease, then Landlord shall restore the Building to substantially its previous condition, except that Landlord shall not be required to rebuild, repair or replace any of Tenant's Property or any of Tenant's Work or any other property of, or improvements or alterations made by, Tenant. Subject to events of Force Majeure or Tenant Delays, if such repairs and rebuilding of the Leased Premises have not been substantially completed within one hundred eighty (180) days after the date of Landlord's receipt of insurance proceeds and necessary permits, Tenant, as Tenant's exclusive remedy, may give Landlord notice of Tenant's intention to terminate the Lease effective as of the date specified in such notice which date shall be not less than ninety (90) days after the notice. If the repairs and rebuilding have not been substantially completed by the date specified in such notice for reasons other than Tenant Delays or Force Majeure, Tenant, as Tenant's exclusive remedy, may immediately terminate this Lease by delivering written notice of termination to Landlord, in which event the rights and obligations hereunder shall cease and terminate as if and to the extent the effective date of such termination had been the date originally scheduled for the expiration of the term of this Lease, and Rent shall be abated during the unexpired term of this Lease, effective upon the date of the termination. Rent shall not be abated during any repairs or construction performed pursuant to this Article 9(b).

       (c) Notwithstanding any provision herein to the contrary, if Landlord elects to proceed with the restoration of the Improvements not withstanding the fact that Landlord estimates available insurance proceeds will be inadequate for such restoration costs, or in the event available insurance costs are in fact inadequate for such restoration costs, Tenant will pay the deficiency to Landlord upon demand. Regardless of whether or not Landlord terminates this Agreement or restores the Leased Premises, Tenant shall pay Landlord the amount of any applicable deductibles within thirty (30) days after written demand by Landlord. Such obligations shall survive any termination of this Agreement.

                                      ARTICLE 10

                                     ALTERATIONS

       (a) Tenant may not make or permit any alterations, improvements, or additions in or to the Leased Premises that may affect the structure or structural integrity of the Building, the foundation or the roof. Tenant may otherwise make non-structural alterations costing, in the aggregate, less than $25,000 in any consecutive 12-month period (exclusive of trade fixtures and equipment), without Landlord's consent. Landlord's consent will not otherwise be unreasonably withheld. All alterations and improvements desired by Tenant are subject to the following conditions: (i) all alterations, improvements and additions will be at the sole cost and expense of Tenant; (ii) all alterations, improvements and additions in and to the Leased Premises requested by Tenant must be made in accordance with plans and specifications first approved in writing by Landlord; (iii) Tenant's contractors and subcontractors are subject to Landlord's prior approval. In addition, each of Tenant's contractor(s) and subcontractor(s) must deliver evidence satisfactory to Landlord that such contractor or subcontractor, as applicable, carries insurance in amounts and covering events customarily carried by similar contractors or subcontractors. Upon Landlord's reasonable request, Tenant shall provide, or cause to be provided, certificates of such insurance to Landlord evidencing such coverage and naming Landlord and any mortgagee of Landlord as an additional insured thereunder; (iv) all alterations, improvements and additions made by Tenant must comply with all Applicable Laws and applicable building permits and certificates of occupancy. Landlord's approval of Tenant's plans and specifications for the alterations or improvements will not act as a confirmation or agreement by Landlord that the improvements and alterations comply with Applicable Laws; (v) Tenant must deliver to Landlord evidence that Tenant has obtained all necessary governmental permits and approvals for the improvements, alterations and additions prior to starting any work; (vi) all alterations, improvements and additions must be done in a good and workmanlike manner so as not to damage or alter the primary structure or structural qualities or the utility or other systems of the Leased Premises or the Building and is subject to approval by Landlord during and after construction, in its sole discretion; (vii) lien releases from each of Tenant's contractor(s) and subcontractor(s) must be submitted to Landlord within ten (10) days after completion of the work performed by the contractor(s) or subcontractor(s); (viii) Tenant shall be solely responsible for the safety and security of all equipment and property installed or placed in, on or about the Leased Premises by a Tenant Party; and
(ix) if the cost of such alterations or improvements are estimated to cost in excess of $200,000 in any 12-month period, Tenant shall provide, upon Landlord's request, a performance bond or construction escrow or other security reasonably satisfactory to Landlord to assure completion thereof and full payment therefor.

       (b) Notwithstanding any other provision of this Lease, Tenant, at its own cost and expense, may erect such shelves, racks, bins and trade fixtures (collectively, "Tenant's Property") within the Leased Premises as it desires and without Landlord's prior consent provided that (i) such items do not alter the basic character of the Leased Premises or the Building; (ii) such items do not overload or damage the Leased Premises or the Building or the utility or other systems serving same; (iii) such items may be removed without material injury to the Leased Premises and the Building; and (iv) the construction, erection or installation thereof complies with all

Applicable Laws, applicable building permits and certificates of occupancy; and (v) provided that Tenant's installation of Tenant's Property prior to the Commencement Date will be subject to Article 1(j) above. All of Tenant's Property shall remain the property of Tenant and shall be removed on or before the earlier to occur of the date of termination of this Lease or Tenant's vacating of the Leased Premises. Tenant shall promptly repair any damage to the Leased Premises caused by the removal of any of Tenant's Property. Any of Tenant's Property not so removed and any other property of Tenant not removed prior to the termination of this Lease or Tenant's vacating of the Leased Premises shall thereupon be conclusively presumed to have been abandoned by Tenant, and Landlord may, at its option, take over possession of any and all of the foregoing and either (i) declare the same to be the property of Landlord by written notice to Tenant at the address provided herein or (ii) at the sole cost and expense of Tenant, remove, store, and/or dispose of the same or any part thereof, all at Tenant's cost, in any manner that Landlord shall choose without incurring liability to Tenant or any other person.

       (c) Except as provided in Article 10(a)above, all alterations, additions, and improvements made to, or fixtures or other improvements placed in or on, the Leased Premises, whether temporary or permanent in character are a part of the Leased Premises and are the property of Landlord when they are made to or placed in or on the Leased Premises, without compensation to Tenant; provided that, at Landlord's option, upon the termination of this Lease, Landlord may require Tenant, at Tenant's cost, to remove any improvements made to the Leased Premises by Tenant and restore the Leased Premises to substantially the condition it was in on the Commencement Date, reasonable wear and tear excepted.

       (d) Tenant hereby indemnifies and holds Landlord harmless from any claims, demands, actions, losses, and damages arising from activities of a Tenant Party, or any of their invites, in connection with any alterations, improvements or additions made or contracted for by Tenant.

                                      ARTICLE 11

                                      UTILITIES

       Tenant shall pay, before delinquency, all charges for water, gas, electricity, telephone service and all other services and public utilities furnished to or used in, upon or about the Leased Premises by Tenant during the Term.

                                      ARTICLE 12

                                     HOLDING OVER

       (a) Tenant agrees that upon the expiration or termination of this Lease (however the same may be brought about), peaceable possession of the Leased Premises will be promptly surrendered and delivered to Landlord.

       (b) In case of holding over by Tenant after the termination of this Lease without the written consent of Landlord (however such termination shall be brought about), Tenant shall be obligated to pay Rent to Landlord on a per diem basis for the entire hold over period at one hundred fifty percent (150%) of the Base Rent in effect at the time of the termination of this

Lease. In the event of a holding over by Tenant after the Term (whether with or without the written consent of Landlord), Tenant shall be and continue as the Tenant at will of Landlord and in the event of Tenant's failure to surrender, Landlord shall be entitled to institute and maintain an action of forcible detainer of the Leased Premises in any court of competent jurisdiction. No holding over by Tenant, whether with or without consent of Landlord, will shall operate to extend this Lease except as otherwise expressly provided. The preceding provisions of this Article 12 shall not be construed as consent for Tenant to retain possession of the Leased Premises in the absence of written consent thereto by Landlord. In addition to the above, and whether or not any holdover is permitted, if Tenant does not vacate the Leased Premises within sixty (60) days after written demand by Landlord, Tenant shall be liable to Landlord for Landlord's consequential damages incurred by Landlord as a result of any holdover by Tenant.

                                      ARTICLE 13

                                 ASSIGNMENT AND SALE

       (a) In the event Tenant should desire to assign this Lease or sublet the Leased Premises or any part thereof, Tenant shall give Landlord written notice of such desire, together with financial information as to the proposed assignee or subtenant as required by Landlord to allow Landlord to determine the financial condition of such assignee or subtenant, at least fifteen (15) days in advance of the date on which Tenant desires to make such assignment or sublease. Landlord shall then have a period of fifteen (15) days following receipt of such notice and financial information within which to notify Tenant in writing that
(i) Landlord consents to such assignment or sublease, which consent shall not be unreasonably withheld, or delayed, or (ii) Landlord does not consent thereto provided, however, that Tenant may without prior written notice and consent from Landlord, assign this Lease or sublet all or part of the Leased Premises to any entity which controls, is controlled by, or is under common control with Tenant or any entity which is a successor to Tenant by acquisition, merger, or
consolidation of or with Tenant (herein a "Permitted Assignee").   Upon request
by Landlord, Tenant shall furnish to Landlord copies of its latest consolidated annual report together with quarterly income statements and balance sheet to date when such reports and financial statements have been publicly released. No assignment, subletting or other transfer, whether to a Permitted Assignee consented to by Landlord or not or otherwise permitted hereunder shall relieve the Tenant named herein of any liability hereunder for the obligations of the "Tenant". If an event of default occurs while the Leased Premises or any part thereof are assigned or sublet, then Landlord, in addition to any other remedies herein provided, or provided by law, may collect directly from such Transferee all rents payable to the Tenant and apply such rent against any sum due Landlord hereunder. No such collection shall be construed to constitute a novation or a releas of Tenant from the further performance of Tenant's obligations hereunder.

       (b) Landlord shall have the continuing right at any time to sell or convey the Leased Premises and Landlord's rights under this Lease, and nothing herein contained shall be construed as restricting such rights of Landlord. In the event Landlord should hereafter sell or convey the Leased Premises to a third party or parties, such party or parties shall acquire the Leased Premises subject to the terms and provisions of this Lease and shall be subrogated to all of the rights and privileges of Landlord hereunder, and Landlord shall thereupon be completely relieved and discharged from all duties and obligations herein imposed upon Landlord which accrue after the effective date of such conveyance; provided that such transferee of Landlord shall have assumed all of Landlord's duties and obligations which accrue under this Lease after such date.

       (c) If this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, 11 U.S.C. Section 101 et. seq. (the "Bankruptcy Code"), any and all monies or other consideration payable or otherwise to be delivered in connection with such assignment shall be paid or delivered to Landlord, shall be and remain the exclusive property of Landlord and shall not constitute property of Tenant or of the estate of Tenant within the meaning of the Bankruptcy Code. Any and all monies or other considerations constituting Landlord's property under the preceding sentence not paid or delivered to Landlord shall be held in trust for the benefit of Landlord and be promptly paid or delivered to Landlord.

       (d) Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code, shall be deemed, without further act or deed, to have assumed all of the obligations arising under this Lease on and after the date of such assignment. Any such assignee shall upon demand execute and deliver to Landlord an instrument confirming such assumption.

                                      ARTICLE 14

                                    ENVIRONMENTAL

       (a) HAZARDOUS MATERIALS DEFINED. As used in this Lease, the term "Hazardous Materials" means and includes (i) any hazardous, toxic or dangerous waste, substance or material, as defined for purposes of the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, the Resource Conservation and Recovery Act of 1976, as amended, or any other Applicable Laws applicable to the Leased Premises and establishing liability, standards, or regulating or requiring action as to the industrial hygiene, use, generation, treatment, discharge, spillage, storage, uncontrolled loss, seepage, filtration, disposal, removal, or existence of a hazardous, toxic or dangerous waste, substance or material (collectively, "Environmental Laws") and (ii) any waste, substance or material which, even if not so regulated, is known to pose a hazard to the health and safety of persons or property, specifically including, without limitation, oil and petroleum products and by-products and asbestos.

       (b) PROHIBITION OF HAZARDOUS MATERIALS/TENANT'S LIABILITY. Except for Hazardous Materials that are used only as an incidental part of Tenant's day-to-day business operations and not as an integral part thereof (E.G., fuel for forklifts and similar equipment, office supplies, cleaning solvents), or handled or stored in connection with the ordinary courses of Tenant's business (provided that any such Hazardous Materials are wholly contained in prepackaged containers and not repackaged, opened or otherwise disturbed while at the Leased Premises), Tenant may not, without Landlord's prior written consent, use, treat, handle, store, generate, dispose of or release or cause or permit any Tenant Party, to use, handle, store, generate, treat, dispose of or release, in, on, under or from the Leased Premises any Hazardous Materials. Landlord agrees not to otherwise unreasonably withhold its consent to Tenant's handling or temporarily storing Hazardous Materials at the Leased Premises in the normal and ordinary course of the business of the "Tenant" named herein. To the extent that Landlord consents to any of the above, but without otherwise limiting any of the above:

              (1) Tenant covenants and agrees that it shall at its own expense procure, maintain in effect and comply with all conditions of any and all permits, licenses and other governmental and regulatory approvals required for Tenant's use of the Leased Premises and any operations or conduct of Tenant involving the use, handling, generation, treatment, storage, disposal, management or release of any Hazardous Materials including the posting of required Material Safety Data Sheets (copies of which are to be provided to Landlord). Tenant shall cause any and all Hazardous Materials that are to be removed from the Leased Premises to be transported solely by duly licensed haulers and to duly licensed facilities for final disposal of such Hazardous Materials. Tenant shall in all respects, handle, treat, deal with and manage any and all Hazardous Materials in, on, under or about the Leased Premises as a result of the actions, conduct or any part of the business operations of Tenant or any Tenant Party, in complete conformity with all Environmental Laws and prudent industry practices regarding the management of such Hazardous Materials. All reporting obligations relating to Hazardous Materials in, on, under or about the Leased Premises as a result of the actions, conduct or any part of the business operations of Tenant or any Tenant Party, are solely the responsibility of Tenant. Upon expiration or earlier termination of this Lease, Tenant covenants and agrees to cause all Hazardous Materials existing in, on, or under the Leased Premises to be removed from the Leased Premises and transported for use, storage or disposal in accordance and in compliance with all Environmental Laws. In addition, and unless Landlord instructs Tenant otherwise, at the expiration of the Term, Tenant shall remove all fixtures which were placed on the Leased Premises by or on behalf of Tenant or a Tenant Party during the Term and which contain, have contained or are contaminated with, Hazardous Materials. Tenant may not install any above or undergroundstorage tanks;

              (2) Tenant shall immediately notify Landlord in writing of (a) any Tenant Release (hereinafter defined), (b) any enforcement, clean-up, removal or other governmental or regulatory action instituted, completed or threatened against Tenant, the Leased Premises, pursuant to any Environmental Laws; (c) any claim made or threatened by any person against Tenant, Landlord, the Leased Premises, relating to damage, contribution, cost recovery, compensation, loss or injury resulting from or claimed to result from any Hazardous Materials; and (d) any reports made to any environmental agency arising out of or in connection with any Hazardous Materials in, on or about or under the Leased Premises or with respect to any Hazardous Materials removed from the Leased Premises, including, any complaints, notices, warnings, reports or asserted violations in connection therewith. Tenant shall also provide to Landlord, as promptly as possible, and in any event within five (5) business days after Tenant first received or sent the same, with copies of all claims, reports, complaints, notices, warnings or asserted violations relating in any way to the Leased Premises or Tenant's use thereof. Tenant shall not take any remedial action in response to the presence of any Hazardous Materials in, on, about or under the Leased Premises, nor enter into any settlement agreement, consent, decree or other compromise in respect to any claims relating to or in any way connected with the Leased Premises without first notifying Landlord of Tenant's intention to do so and affording Landlord ample opportunity to appear, intervene or otherwise appropriately assert and protect Landlord's interest with respect thereto;

              (3) Tenant shall indemnify and, at Landlord's option, defend (with counsel reasonably acceptable to Landlord), protect and hold Landlord and each of Landlord's officers, directors, partners, employees, agents, attorneys, successors and assigns free and harmless from and against any and all claims, liabilities, damages, costs, penalties, forfeitures, losses or expenses (including attorneys' fees) for death or injury to any person or damage to any property whatsoever (including water tables and atmosphere) arising or resulting in whole or in part, directly or indirectly, from the presence, release or discharge of Hazardous Materials in, on, under, upon or from the Leased Premises to the extent that such presence, release or discharge was caused or permitted by Tenant or a Tenant Party, or from the transportation or disposal of Hazardous Materials to or from the Leased Premises by a Tenant Party (herein, a "Tenant Release"). Tenant's obligations hereunder shall include, without limitation, and whether foreseeable or unforeseeable, all costs of any required or necessary repairs, clean-up or detoxification or decontamination of the Leased Premises and any other land contaminated or adversely effected by a Tenant Release and the presence and implementation of any closure, remedial action or other required plans in connection therewith, and shall survive the expiration of or early termination of this Lease;

              (4) Landlord shall have the right from time to time, at its expense, to commission an environmental audit of the Leased Premises. If such study or report correctly determines or concludes that a Tenant Release has occurred or that Tenant has breached any of its obligations under this Article 14, then, and without limitation of any other remedy Landlord may have hereunder, Tenant shall reimburse the reasonable actual costs of the audit to Landlord on demand as additional Rent.

              (5) Tenant shall execute affidavits, representations, and the like from time to time at Landlord's reasonable request concerning Tenant's actual knowledge and belief regarding the presence of Hazardous Materials in, on or under the Leased Premises.

       (c) Landlord represents and warrants to Tenant that Landlord has not stored, generated, used, disposed of, released or caused or permitted any other party to store, generate, use, dispose of or release in or upon the Land any Hazardous Materials in violation of Environmental Laws and to Landlord's current actual knowledge, without duty of inquiry or investigation, no Hazardous Materials are present on, under or about the Land in violation of Environmental Laws except as may be disclosed in the environmental report dated March 9, 1999 and prepared by TERR-MAR, INC., which report Tenant acknowledges having received. Landlord makes no warranty or representations regarding the truth or
accuracy of such report.   Landlord shall indemnify, at Tenant's option, defend
(with counsel reasonably acceptable to Tenant), protect and hold Tenant harmless from and against any and all claims, liabilities, damages, costs, penalties, forfeitures, losses or expenses (including reasonable attorneys' fees) for death or injury to any person or damage to any property whatsoever (including water tables and atmosphere) arising or resulting in whole or in part, directly or indirectly, from the presence, release or discharge of Hazardous Materials in, on , under, upon or from the Land to the extent that such presence, release or discharge was actually caused by Landlord or from the transportation or disposal of Hazardous Materials to or from the Land by Landlord (herein, a "Landlord Release"). Landlord's obligations hereunder shall include, without limitation, and whether foreseeable or unforeseeable, all costs of any required or necessary repairs, clean-up or detoxification or decontamination of the Land and any other land contaminated or adversely effected by the Landlord Release and the presence and implementation of any closure, remedial action or other required plans in connection therewith, and shall survive the expiration of or early termination of this Lease.

       (d) The respective covenants, rights and obligations of Landlord and Tenant under this Article 14 shall survive the expiration or earlier termination of this Lease.

                                      ARTICLE 15

                                 DEFAULT AND REMEDIES

       (a) The following shall be deemed to be events of default by Tenant under this Lease:

              (1) Tenant shall fail to pay any installment of the Rent herein reserved when due, or any other payment or reimbursement to Landlord required herein when due, and such failure shall continue for a period of ten (10) days after receipt of written notice from Landlord; provided, however, that an event of default will occur without any obligation of Landlord to deliver any notice if Landlord has given Tenant written notice under this subparagraph on two (2) or more occasions during the twelve (12) month period preceding the current failure by Tenant to timely pay Rent (though Tenant in such instances is granted a five (5) day grace period from the date upon which the subject payment was due).

              (2)    Tenant abandons the Leased Premises.

              (3) Tenant or any guarantor of Tenant's obligations hereunder shall file a petition or be adjudged bankrupt or insolvent under any applicable federal or state bankruptcy or insolvency law, or admit that it cannot meet its financial obligations as they become due; or a receiver or trustee shall be appointed for all or substantially all of the assets of Tenant or such guarantor; or Tenant or any guarantor of Tenant's obligations hereunder shall make a transfer in fraud of creditors or shall make an assignment for the benefit of creditors; or

              (4) Tenant shall fail to discharge or bond around to Landlord's satisfaction any lien filed against the Leased Premises, or any portion thereof, in violation of Article 40 hereof, within ten (10) days after receiving notice thereof.

              (5) Tenant shall fail to comply with any other term, provision or covenant of this Lease, other than the payment of Rent; and such other failure is not cured within thirty (30) days of receipt of written notice from Landlord specifying the default;

              (6) Any of the representations and warranties of Tenant set forth herein shall be untrue in any material respect on the date of this Lease or at any time during the Term.

       (b) Upon the occurrence of any event of default set forth in this Lease, Landlord shall have the option to pursue any one or more of the remedies set forth herein without any additional notice or demand.

              (1) Without declaring the Lease terminated, Landlord may enter upon and take possession of the Leased Premises, by picking or changing locks if necessary, and lock out, expel or remove Tenant and any other person who may be occupying all or any part of the Leased Premises without being liable for any claim for damages, and relet the Leased Premises on behalf of Tenant and receive the rent derived by reason of the reletting. Tenant agrees to pay Landlord on demand any deficiency that may arise by reason of any reletting of the Leased Premises, further, Tenant agrees to reimburse Landlord for any expenditures made by it in order to relet the Leased Premises, including, but not limited to, leasing commissions, moving allowances, lease incentives, remodeling and repair costs or in performing any obligations of Tenant hereunder. Tenant agrees to reimburse Landlord on demand for any reasonable expenses which Landlord may incur in effecting compliance with Tenant's obligations under this Lease; further, Tenant agrees that Landlord shall not be liable for any damages resulting to Tenant from effecting compliance with Tenant's obligations under this Lease caused by the negligence of Landlord or otherwise.

              (2) Landlord may terminate this Lease, in which event Tenant shall immediately surrender the Leased Premises to Landlord, and if Tenant fails to surrender the Leased Premises, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in Rent, enter upon and take possession of the Leased Premises, by picking or changing locks if necessary, and lock out, expel or remove Tenant and any other person who may be occupying all or any part of the Leased Premises without being liable for any claim for damages. Tenant agrees to pay on demand the amount of all loss and damage which Landlord may suffer by reason of the termination of this Lease under this section, including without limitation, loss and damage due to the failure of Tenant to maintain and or repair the Leased Premises as required hereunder and/or due to the inability to relet the Leased Premises on terms satisfactory to Landlord or otherwise, and any reasonable expenditures made by Landlord in order to relet the Leased Premises, including, but not limited to, leasing commissions, moving allowances, lease incentives, and remodeling and repair costs. In addition, upon termination Landlord may collect from Tenant, as damages and not as a penalty, the present value (using a discount rate of seven percent (7%) of all future Rents required to be paid under this Lease (had it not been terminated) from the date Landlord terminates the Lease until the expiration of the Term less the fair market rental value of the Leased Premises over such term. Notwithstanding anything contained in this Lease to the contrary, this Lease may be terminated by Landlord only by mailing or delivering written notice of such termination to Tenant, and no other act or omission of Landlord shall be construed as a termination of this Lease.

              (3) In the event that Landlord exercises its remedy to lock out Tenant in accordance with any provision of this Lease, Tenant agrees that no notice shall be required to be posted by Landlord on any door to the Leased Premises (or elsewhere) disclosing the reason for such action or any other information, and that Landlord shall not be obligated to provide a key to the changed lock to Tenant unless Tenant shall have first:

                     (I) brought current all payments due to Landlord under this Lease (unless Landlord has permanently repossessed the Leased Premises or terminated this Lease, in which event payment of all past due amounts shall not obligate Landlord to provide a key);

                     (II) fully cured and remedied to Landlord's satisfaction all other defaults of Tenant under this Lease (unless Tenant has abandoned or vacated the Leased Premises, in which event Landlord shall not be obligated to provide the new key to Tenant under any circumstances); and

                     (III) provided Landlord with additional security deposit and assurances satisfactory to Landlord that Tenant intends to and is able to meet and comply with its future obligations under this Lease, both monetary and nonmonetary. Landlord may, upon written request by Tenant, at Landlord's convenience, upon receipt by Landlord of an amount necessary to reimburse itself for time and expense in providing such service, and upon Tenant's execution and delivery of such waivers and indemnifications as Landlord may require at Landlord's option either:

                     (i) escort Tenant or its specifically authorized employees or agents to the Leased Premises to retrieve personal belongings of Tenant's employees and property of Tenant that is not subject to a security interest provided in this Lease, or

                     (ii) obtain from Tenant a list of such property and arrange for such items to be removed from the Leased Premises and made available to Tenant at such place at such time as Landlord may designate, provided however, that if Landlord elects option (ii), then Tenant shall be required to pay in cash in advance to Landlord the estimated costs that Landlord may incur upon moving and storage charges theretofore incurred by Landlord with respect to such property.

              (4)    THE PROVISIONS OF THIS ARTICLE 15 OVERRIDE AND SUPERSEDE
       ARTICLE 93.002 OF THE TEXAS PROPERTY CODE TO THE EXTENT OF ANY CONFLICT.

              (5) Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future Applicable Laws in the event of Tenant being evicted or dispossessed for any cause, or in the event of Landlord obtaining possession of the Leased Premises by reason of the violation by Tenant of any of the covenants and conditions of this Lease or otherwise.

              (6) No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy, and each and every right and remedy shall be cumulative and in addition to any other right or remedy given hereunder or now or hereafter existing at law or in equity or by statute. In addition to the other remedies provided in this Lease, Landlord shall be entitled, to the extent permitted by Applicable Laws, to injunctive relief in case of the violation, or attempted or threatened violation, of any of the covenants, agreements, conditions or provisions of this Lease, or to a decree compelling performance of any of the covenants, agreements, conditions or provisions of this Lease, or to any other remedy now or hereafter allowed to Landlord at law or in equity. Tenant shall indemnify and hold Landlord harmless from any and all actual costs, expenses (including reasonable attorneys' fees), claims and causes of action arising from or in connection with any default by Tenant under this Lease.

              (7) In the event that Tenant or any guarantor of Tenant's obligations hereunder is the subject of any insolvency, bankruptcy, receivership, dissolution, reorganization or similar proceeding, federal or state, voluntary or involuntary, under any present or future law or act, Landlord is entitled to the automatic and absolute lifting of any automatic stay as to the enforcement of its remedies under this Lease, including specifically the stay imposed by Section 362 of the United States Federal Bankruptcy Code, as amended. Tenant hereby consents to the immediate lifting of any such automatic stay, and will not contest any motion by Landlord to lift such stay. Tenant expressly acknowledges that the Leased Premises is not now and will never be necessary to any plan or reorganization of any type.

              (8) To the extent required under Applicable Laws, Landlord agrees to use reasonable efforts to mitigate any of its damages arising from the occurrence of an event of default by Tenant involving Tenant's abandonment of the Leased Premises. Tenant agrees that this requirement to use reasonable efforts will have been satisfied by Landlord: (i) notifying its leasing agent of the availability of the Leased Premises for rent, and (ii) showing the Leased Premises to prospective tenants who request to see the Leased Premises and to prospective tenants referred to Landlord by Tenant. In no event shall Landlord be deemed to have failed to mitigate its damages if Landlord chooses to lease to a prospective tenant some or all of other space in other property owned or controlled by Landlord, rather than some or all of the Leased Premises or if Landlord rejects a proposed new tenant because of the credit, reputation or proposed use of said proposed Tenant is not satisfactory to Landlord in its sole discretion.

                                      ARTICLE 16

                                    EMINENT DOMAIN

       (a) If any portion of the Leased Premises is taken for any public or quasi-public use under governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof and the taking prevents or materially interferes with the use of the Leased Premises for the purpose for which it was leased to Tenant or causes the Leased Premises to not comply with Applicable Laws, then within ten (10) days after such taking Landlord shall notify Tenant as to whether or not Landlord will reconstitute the Leased Premises such that it once again complies with Applicable Laws or replicate the Leased Premises to substantially the condition it was in prior to such taking, as applicable, within one hundred fifty (150) days after such taking. If Landlord notifies Tenant that it will not replicate or reconstitute the Leased Premises, as applicable, or otherwise fails to complete the reconstitution or replication within one hundred fifty (150) days after such taking, then this Lease shall terminate and the Rent shall be abated during the unexpired portion of this Lease, effective as of the date of such taking. In the event any taking does not materially interfere with the use of the Leased Premises for the purposes for which it was used by Tenant, this Lease shall not terminate, but the Base Rent payable hereunder during the unexpired portion of this Lease shall be reduced based upon the percentage reduction of the square feet in the Building caused by the taking
or as is otherwise fair and reasonable under all of the circumstances.   Rent
will not otherwise be reduced or abated.

       (b) The provisions of this Article 16 shall only apply to the Improvements, and in no event shall Landlord be obligated to reconstruct any improvements constructed by Tenant.

       (c) Landlord shall be entitled to receive the entire price or award from any such sale, taking or condemnation, whether applicable to the Land, Building, or other real estate interests. Tenant hereby assigns all its interest in such award to Landlord and Tenant waives any right Tenant has or may have under present or future law to receive any award of damages for its interest in the Leased Premises or this Lease; provided, however, that Tenant shall have the right to separately claim and receive any award which may be allowed to Tenant for Tenant's trade fixtures, loss of business and moving expenses, provided the same do not reduce Landlord's award.

                                      ARTICLE 17

                                  ACCESS TO PREMISES

       Tenant shall permit Landlord and its agents to enter into and upon the Leased Premises at all reasonable times during normal business hours and with at least 48-hours written notice, except in an emergency situation, in accordance with the provisions hereof, for the purpose of making repairs, alterations, or additions to any other portion of the Leased Premises, including the erection and maintenance of such scaffolding, canopy, fences and props as may be required or for the purpose of posting notices of nonliability for alterations, additions or repairs. Landlord shall conduct its activities in the Leased Premises in a manner that will cause the least possible interference with Tenant's business operations. Tenant shall permit Landlord, at any time within one hundred eighty
(180) days prior to the expiration of this Lease, to place upon the Leased Premises usual or ordinary "For Lease" signs, and during such one hundred eighty
(180) day period Landlord or its agents may, during normal business hours, with 24-hours advance written notice, enter upon the Leased Premises and exhibit same to prospective Tenants.

                                      ARTICLE 18

                                SUBORDINATION OF LEASE

       Conditioned upon the beneficiary of any mortgages and/or deeds of trust now existing or hereafter placed upon the Leased Premises entering into a Subordination, Non-disturbance and Attornment Agreement (herein an "SNDA") with Tenant in which such beneficiary agrees not to disturb the possession and other rights of Tenant under this Lease so long as Tenant is not in default in the performance of its obligations hereunder, and, in the event of the acquisition of title by such beneficiary through foreclosure proceedings or a deed in lieu of foreclosure, to accept Tenant as tenant of the Leased Premises under the terms and conditions of this Lease, Tenant accepts this Lease subject and subordinate to any mortgages and/or deeds of trust now or hereafter constituting a lien or charge upon the Leased Premises, provided, however, that if the mortgagee, trustee, or holder of any such mortgage or deed of trust elects to have Tenant's interest in this Lease superior to any such instrument, then by notice to Tenant from such mortgagee, trustee or holder, this Lease shall be deemed superior to such lien, whether this Lease was executed before or after said mortgage or deed of trust. Subject to the foregoing, Tenant, at any time hereafter on demand, shall execute any instruments, releases or other documents that may be required by any mortgagee for the purpose of subjecting and subordinating this Lease to the lien of any such mortgage or deed of trust. Upon Landlord's request, Tenant shall execute any SNDA submitted to Tenant if the form thereof is a type of form that is customarily given by institutional lenders and otherwise complies with this Article 18.

                                      ARTICLE 19

                                 ESTOPPEL CERTIFICATE

       Tenant agrees, at any time and from time to time within ten (10) business days after requested by Landlord, to execute and deliver to Landlord a written estoppel certificate in the form of that attached hereto as EXHIBIT "E" or in such other reasonable form as may be required by Landlord.

                                      ARTICLE 20

                                        WAIVER

       No covenant or condition of this Lease to be performed by Tenant and/or Landlord can be waived except by the written consent of Landlord and/or Tenant, and forbearance or indulgence by Landlord or Tenant in any regard whatsoever shall not constitute a waiver of the covenant or condition to be performed by Tenant and/or Landlord to which the same may apply; and until complete performance by Tenant or Landlord of said covenant or condition, Landlord and/or Tenant shall be entitled to invoke any remedy available to it under this Lease, despite said forbearance or indulgence. The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular Rent so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such Rent.

                                      ARTICLE 21

                                   TIME OF ESSENCE

       Time shall be of the essence with respect to the time frames provided for herein for the performance of obligations and providing any notices required or permitted hereby.

                                      ARTICLE 22

                                   QUIET ENJOYMENT

       Landlord agrees that so long as Tenant is not in default hereunder Tenant shall have the quiet enjoyment of the Leased Premises without hindrance on the part of Landlord, and Landlord will defend Tenant in the peaceful and quiet enjoyment of the Leased Premises (other than those claiming by, through, or under Tenant).

                                   ARTICLE 23

                            ATTORNEY FEES AND INTEREST

       In the event either party hereto shall institute suit against the other with reference to the terms and conditions of this Lease, the prevailing party shall be entitled to reasonable attorney's fees and court costs.


                                   ARTICLE 24

                                     SIGNS

       Any signage or monuments Tenant desires for the Leased Premises shall be subject to Landlord's written approval and shall be submitted to Landlord prior to the Commencement Date of this Lease. Tenant shall repair, paint and/or replace the building facia surface to which its signs are attached upon vacation of the Leased Premises, or the removal or alteration of its signage. Tenant shall not (i) make any changes to the exterior of the Building, (ii) install any exterior lights, decorations, balloons, flags, pennants, banners or painting, or
(iii) erect or install any signs, windows or door lettering, placards, decorations or advertising media of any type which can be viewed from the exterior of the Building, without Landlord's prior written consent. All monuments, signs, decorations, advertising media, blinds, draperies and other window treatment or bars or other security installations visible from outside the Building shall conform in all respects to the criteria established by Landlord and Applicable Laws. Provided that Landlord shall have first approved of same as provided above, Landlord shall reimburse to Tenant the cost of approved Building and monument signage up to a maximum one-time cost of $15,000.

                                   ARTICLE 25

                               SERVICE OF NOTICE

       Any notice or demand which either party hereby may desire to serve upon the other in furtherance of any provisions of this Lease shall be in writing and shall be sufficiently served if the same shall be sent by Federal Express or other overnight courier service, or shall be sent United States Mail, postage prepaid, certified or registered, or shall be sent by facsimile transmission (provided that the sending telecopier generates an electronic confirmation of receipt), addressed, in the instance of Landlord, as follows:

                            Valley View Business Center, Ltd.
                            c/o Proterra Properties, Inc.
                            Attn:  Ms. Beverly Eversole
                            8214 Westchester Drive, Suite 730
                            Dallas, Texas 75225
                            Telephone: (214) 365-9944
                            Telecopy: (214) 365-9920

or to such other address as Landlord shall designate by written notice to Tenant, and in the instance of Tenant, addressed as follows:

                            United Stationers Supply Co.
                            2200 East Golf Road
                            Des Plaines, Illinois 60016-1267
                            Attention:  Law Department
                            Telephone:(847) 699-5000, x 2113
                            Telecopy: (847) 699-0891

or such other address as Tenant shall designate by written notice to Landlord.

Such notices shall be deemed to have been served at the time of the actual receipt or refusal of delivery thereof.

                                   ARTICLE 26

                                    CAPTIONS

       The various headings and numbers herein and the grouping of the provisions of this Lease into separate articles and paragraphs are for the purpose of convenience only and shall not be considered a part hereof.

                                   ARTICLE 27

                                     TIME

       Time is of the essence of this Lease and each and all of its provisions.

                                   ARTICLE 28

                             SUCCESSORS AND ASSIGNS

       This Lease shall inure to the benefit of and be binding upon the heirs, executors, administrators, successors and assigns of Landlord and Tenant; provided, however, that nothing herein shall impair any of the provisions herein above set forth inhibiting assignment or subletting without the written consent of Landlord.

                                   ARTICLE 29

                               PARTIAL INVALIDITY

       If any term, covenant, condition or provision of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease shall not be affected thereby and each term, covenant, condition and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

                                   ARTICLE 30

                                  FORCE MAJEURE

       As used in this Lease, "Force Majeure" shall mean a delay caused by reason of fire, acts of God, unreasonable delays in transportation, embargo, weather (I.E., rain and rain related conditions, humidity, temperature, wind, etc.), strike, other labor disputes, governmental preemption of priorities or other controls in connection with a national or other public emergency, governmental delays in permitting, delays caused by any governmental disapproval of, or required revisions to, the Construction Documents, Improvements or shortages of fuel, supplies or labor or any similar cause not within Landlord's or Tenant's reasonable control. Neither Landlord nor Tenant shall be held responsible for delays in the performance of its obligations hereunder caused by Force Majeure, and such delays shall be excluded from the computation of the time allowed for the performance of such obligations. It is expressly agreed that the number of delay days may include not only the day or days upon which the event of Force Majeure occurred but the number of days thereafter that work could not resume due to the occurrence of such event of Force Majeure. By way of example only, rain on a Sunday, which is not scheduled as a normal work day, may prevent work for several days thereafter due to mud conditions. No event of Force Majeure shall excuse either party from its monetary obligations hereunder nor serve to delay any such payment. Without limitation, Tenant's obligation to timely pay Rent is not affected by events of Force Majeure.

                                   ARTICLE 31

                                   AMENDMENTS

       This Lease shall not be altered, amended, or modified in any way or terminated except by an instrument in writing, executed by both parties.

                                   ARTICLE 32

                             PERSONAL PROPERTY TAXES

       During the Term, Tenant shall pay prior to delinquency all taxes assessed against and levied upon fixtures, furnishings, equipment and all other personal property of Tenant contained in the Leased Premises; and, when possible, Tenant shall cause said fixtures, furnishings, equipment and other personal property to be assessed and billed separately from the Leased Premises. If any such taxes are levied or assessed against Landlord or Landlord's property and Landlord pays the same, Tenant shall pay to Landlord such taxes upon demand.

                                   ARTICLE 33

                               LEGAL CONSTRUCTION

       THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND THE LAWS OF THE UNITED STATES OF AMERICA AS APPLICABLE TO TRANSACTIONS WITHIN THE STATE OF TEXAS. TENANT HEREBY SUBMITS TO THE JURISDICTION OF ANY COURT OF COMPETENT JURISDICTION SITTING IN DALLAS COUNTY, TEXAS. TO THE MAXIMUM EXTENT PERMITTED BY LAW, TENANT AND LANDLORD HEREBY EXPRESSLY WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY ACTION, CAUSE OF ACTION, CLAIM, DEMAND, OR PROCEEDING ARISING UNDER OR WITH RESPECT TO THIS LEASE, OR IN ANY WAY CONNECTED WITH, RELATED TO, OR INCIDENT TO THE DEALINGS OF LANDLORD AND TENANT WITH RESPECT TO THIS LEASE, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE. TO THE MAXIMUM EXTENT PERMITTED BY LAW, TENANT AND LANDLORD HEREBY AGREE THAT ANY SUCH ACTION, CAUSE OF ACTION, CLAIM, DEMAND OR PROCEEDING SHALL BE DECIDED BY A COURT TRIAL WITHOUT A JURY AND THAT TENANT OR LANDLORD MAY FILE A COPY OF THIS LEASE WITH ANY COURT OR OTHER TRIBUNAL AS WRITTEN EVIDENCE OF THE CONSENT OF TENANT AND LANDLORD TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

                                   ARTICLE 34

                                   NET LEASE

       This Lease is a net lease, and except as otherwise expressly provided herein, Tenant shall pay all costs and other expenses of every character, foreseen or unforeseen, for the payment of which Tenant is or shall become liable by reason of its estate or interest in the Leased Premises, or which are connected with or arise out of the possession, use, occupancy, maintenance or repair of the Leased Premises or any portion thereof by Tenant. Tenant's obligation to pay Rent is an obligation and covenant independent of any obligation or covenant of Landlord hereunder. Rent and any and all other amounts payable by Tenant hereunder shall be paid by Tenant without notice or demand, and without any set off, deduction, abatement, suspension, deferment, diminution or reduction of any kind for any reason.

                                   ARTICLE 35

                     LIMITATION OF LANDLORD'S PERSONAL LIABILITY

       Notwithstanding any other provision in this Lease to the contrary, Tenant specifically agrees to look solely to Landlord's interest in the Leased Premises and in this Lease for the recovery of any judgment from Landlord, it being agreed that Landlord shall never be personally liable for any such judgment.

                                   ARTICLE 36

                      LANDLORD'S REPRESENTATIONS AND WARRANTIES

       Landlord represents and warrants to Tenant, as of the date hereof and as of the Commencement Date, that, to its knowledge:

       (a) Landlord does not have any knowledge of, or reason to believe that there are grounds for, the filing of a lien against the Leased Premises, other than the lien for the construction loan.

       (b) Landlord does not have knowledge of any pending condemnation or similar proceeding affecting the Leased Premises or any portion thereof.

       (c) Landlord does not have any knowledge of any legal actions, suits, or other legal or administrative proceedings, pending or threatened against the Leased Premises or Landlord nor that any such action, suit, proceeding or claim has been threatened or asserted against Landlord or the Leased Premises.

       (d) Landlord has granted no leases or license, nor created any tenancies, affecting the Leased Premises.

       (e) Landlord does not have any knowledge of any uncured violations of federal, state or municipal laws, ordinances, orders, regulations, or requirements affecting any portion of the Leased Premises.

       (f) The Leased Premises have adequate legal access to abutting public highways, streets and roads.

       (g) Landlord does not have any knowledge of any pending or threatened governmental or private proceedings which would impair or result in the termination of access from the Leased Premises to abutting public highways, streets and roads.

       Landlord's above representations shall survive for a period of one (1) year from the Commencement Date.

                                   ARTICLE 37

                              YEAR 2000 COMPLIANCE

       (a) Landlord represents, warrants and covenants to Tenant that Tenant will not incur any lost time costs or other similar damages on account of Landlord's not being able to complete the construction of the Improvements in accordance with the approved plans and specifications on or before the required completion date as a result of a failure by Landlord to be "Year 2000 Compliant". This representation shall expire and thereafter be of no further force and effect as of the Commencement Date.

       (b) Tenant represents, warrants and covenants to Landlord that Landlord will not suffer any damages or liabilities and that Tenant's ability to pay Rent to Landlord as required under this Lease will not be prevented or delayed as a result of a failure by Tenant to be "Year 2000 Compliant".

       (c) As used in this Article 37, the term "Year 2000 Compliant" means that Landlord's, with respect to Article 37(a), and Tenant's, with respect to Article 37(b), computer software and hardware and other data sensitive technology systems are designed to be used prior to, during and after the Gregorian calendar year 2000 A.D. and will operate during each such time period without error relating to date data, specifically including any error relating to, or the product of, date data which represents or references different centuries or more than one century.

                                   ARTICLE 38

                              REPRESENTATIONS OF TENANT

       Tenant represents, warrants and covenants that it is now in a solvent condition; that no bankruptcy or insolvency proceedings are pending or contemplated by or against Tenant or any guarantor of Tenant's obligations under this Lease; that all reports, statements and other data furnished by Tenant to Landlord in connection with this Lease are true and correct in all material respects; that the execution and delivery of this Lease by Tenant does not contravene, result in a breach of, or constitute a default under any contract or agreement to which Tenant is a party or by which Tenant may be bound and does not violate or contravene any law, order, decree, rule or regulation to which Tenant is subject; and that there are no judicial or administrative actions, suits, or proceedings pending or threatened against or affecting Tenant or any guarantor of Tenant's obligations under this lease. If Tenant is a corporation, limited liability company or partnership, each of the persons executing this lease on behalf of Tenant represents and warrants that Tenant is duly organized and existing, is qualified to do business in the state in which the Leased Premises are located, has full right and authority to enter into this Lease, that the persons signing on behalf of Tenant are authorized to do so by appropriate corporate, company or partnership action and that the terms, conditions and covenants in this Lease are enforceable against Tenant. If Tenant is a corporation, limited liability company or partnership, Tenant, upon Landlord's request, will deliver evidence satisfactory to Landlord that the execution and delivery of this Lease has been duly authorized and properly executed.

                                   ARTICLE 39

                              LANDLORD'S CONDITIONS

       (a) Landlord has informed Tenant that Landlord currently is under contract or is negotiating to purchase the Land. If the date of this Lease occurs prior to the date Landlord obtains title to the Land, then Landlord's obligations under this Lease are conditioned upon it acquiring title to the Land on or prior to August 30, 1999. If Landlord has not acquired the Land by such date and the parties do not agree otherwise in writing, then this Lease shall automatically terminate.

       (b) Landlord's obligations hereunder are further conditioned upon Landlord obtaining final permits and approvals from applicable authorities for the Construction Documents and for the construction of all of the Improvements pursuant thereto.

                                   ARTICLE 40

                                MECHANICS' LIENS

       Tenant will not permit any mechanic's or materialman's lien(s) or other lien to be placed upon the Leased Premises or the Building and nothing in the Lease shall be deemed or construed in any way as constituting the consent or request of Landlord, express or implied, by inference or otherwise, to any person for the performance of any labor or the furnishing of any materials to the Leased Premises, or any part that would give the rise to any mechanic's or materialman's or other lien against the Leased Premises. In any event any such lien is attached to the Leased Premises, then, in addition to any other right or remedy of Landlord, Landlord may, but shall not be obligated to, obtain the release or otherwise discharge the same. Any amount paid by Landlord for any of the aforesaid purposes shall be paid by Tenant to Landlord on demand as additional Rent.

                                   ARTICLE 41

                                    BROKERS

       (a) Tenant represents and warrants that, except for Grubb & Ellis Company ("Broker"), Tenant has not dealt with any broker, agent or other person in connection with this transaction and that, except for Broker, no broker, agent or other person brought about this transaction through the acts of or employment by Tenant, and, except with respect to any commission or fee owed to Broker, Tenant agrees to indemnify and hold Landlord harmless from and against any claims by any broker, agent or other person claiming a commission or other form of compensation by virtue of having dealt with Tenant with regard to this leasing transaction.

       (b) Landlord represents and warrants that, except for Broker, Landlord has not dealt with any broker, agent or other person in connection with this transaction and that, except for Broker, no broker, agent or other person brought about this transaction through the acts of or employment by Landlord. Landlord has agreed to pay Broker a commission pursuant to a separate written agreement between Landlord and Broker, and Landlord agrees
to indemnify and hold Tenant     harmless from and against any claims by
Broker or any broker, agent or other person claiming a commission or other form of compensation by virtue of having dealt with Landlord with regard to this leasing transaction.

                                      ARTICLE 42

                                      RECORDING

       Tenant may not record this Lease or any memorandum thereof.

                                      ARTICLE 43

                                      DISCLAIMER

       EXCEPT FOR LANDLORD'S OBLIGATION TO COMPLETE THE IMPROVEMENTS AND THE PUNCH LIST ITEMS, TENANT ACKNOWLEDGES AND AGREES THAT LANDLORD HAS NOT MADE ANY REPRESENTATIONS, AGREEMENTS OR PROMISES WITH RESPECT TO THE CONDITION OF THE LEASED PREMISES, INCLUDING THE ENVIRONMENTAL CONDITION OF THE LAND, OR THEIR SUITABILITY OF THE LEASED PREMISES FOR ANY PURPOSE OF TENANT AND THAT, EXCEPT FOR LANDLORD'S OBLIGATION TO COMPLETE THE IMPROVEMENTS AND THE PUNCH LIST ITEMS, LANDLORD HAS MADE NO PROMISES TO ALTER, REMODEL OR IMPROVE OR REPAIR THE LAND, THE IMPROVEMENTS OR ANY PORTION THEREOF, EXCEPT FOR LANDLORD'S EXPRESS WARRANTIES CONTAINED IN THIS LEASE, AND TENANT ACCEPTS THE LEASED PREMISES IN ITS "AS IS", "WHERE IS" CONDITION AND "WITH ALL FAULTS". EXCEPT FOR LANDLORD'S EXPRESS WARRANTIES CONTAINED IN THIS LEASE, LANDLORD HEREBY DISCLAIMS ANY AND ALL REPRESENTATIONS, INCLUDING IMPLIED REPRESENTATIONS, AND SPECIFICALLY INCLUDING, WITHOUT LIMITATION, ANY REPRESENTATION REGARDING THE LEASED PREMISES' HABITABILITY, REPAIR, WORKMANSHIP OR SUITABILITY FOR ANY INTENDED PURPOSE. TENANT SHALL MAKE, AND HEREBY REPRESENTS AND WARRANTS TO LANDLORD THAT IT HAS MADE, ITS OWN DETERMINATIONS AS TO THE SUITABILITY OF THE LEASED PREMISES FOR ITS INTENDED USE. BY ENTERING INTO THIS LEASE, TENANT REPRESENTS AND WARRANTS THAT IT HAS INVESTIGATED AND SATISFIED ITSELF AS TO WHETHER OR NOT APPLICABLE LAWS PERMIT ITS INTENDED USE OF THE LEASED PREMISES AND THAT TENANT IS RELYING SOLELY UPON SUCH INVESTIGATIONS, AND NOT UPON ANY REPRESENTATIONS OF LANDLORD, IN ENTERING INTO THIS LEASE.

                                      ARTICLE 44

                                   EXPANSION OPTION

       Landlord hereby grants to Tenant the right and option to expand the Building and to extend the Term, upon and subject to the following terms and conditions:

       (a) EXPANSION OPTION. At any time within the three (3) year period following the Commencement Date, Tenant shall have the right and option (the "Expansion Option") to cause Landlord to expand the Building onto the land adjacent to the Land and described on Exhibit "F" attached hereto and made a part hereof (the "Expansion Land") by written notice to Landlord (the "Option Notice") that Tenant elects to have Landlord expand the Building in accordance with the provisions of this Article 44.
The Option Notice shall also contain the number of square feet by which Tenant desires to expand the Building (the "Expansion Improvements"), provided that the Expansion Improvements shall not be less than 100,000 square feet nor more than 140,500 square feet with not more than ten percent (10%) being allocated for office space. The Expansion Improvements shall be consistent with and, where practical, substantially similar in design, construction, appearance, materials and quality to the Building. If Tenant fails to give the Option Notice on or before the third (3rd) anniversary of the Commencement Date, the Expansion Option shall be null and void and of no further force and effect.

       (b) PLANS AND SPECIFICATIONS; BUDGET. If Tenant properly exercises the Expansion Option, then, as soon as reasonably possible after receipt of the Option Notice, Landlord shall cause an architect licensed in the State of Texas to prepare preliminary plans and specifications for the construction of the Expansion Improvements. Landlord shall deliver such preliminary plans and a preliminary budget ("Preliminary Plans and Budget") to Tenant for its approval. Upon approval of the Preliminary Plans and Budget by Tenant, Landlord shall cause the architect to prepare complete and final construction drawings and specifications including, without limitation, site plans, civil engineering plans, floor plans, elevation plans, plumbing, electrical and mechanical plans and detailed specifications as may be necessary in Landlord's judgement (collectively, the "Expansion Plans"). Landlord shall deliver the Expansion Plans, and any updated project budget, to Tenant for its review and approval. Following Tenant's approval of the Expansion Plans, Landlord shall deliver its final estimate of the Expansion Cost (as hereafter defined) for the construction of the Expansion Improvements (the "Final Budget") to Tenant for approval or disapproval.

Tenant shall have ten (10) business days to deliver written approval or disapproval of each of the Preliminary Plans and Budget, the Expansion Plans and the Final Budget following receipt of each such item. If disapproved, Tenant shall state with specificity the reasons for disapproval. If Tenant fails to notify Landlord of its disapproval of any of the foregoing items within such ten
(10) days after receipt of the same, Tenant shall be deemed to have disapproved such item. In the event that Tenant disapproves in writing the Preliminary Plans and Budget, the Expansion Plans or the Final Budget and Landlord and Tenant are unable to agree on revisions within thirty (30) calendar days after Tenant's initial express written disapproval, or, in any event, if the Preliminary Plans and Budget, the Expansion Plans and the Final Budget are not finally approved by Tenant in writing by the date that is ninety (90) days after the date that Tenant exercises the Expansion Option, then either Landlord or Tenant shall have the option to terminate Tenant's Expansion Option upon written notice to the other whereupon this Article 44 shall be null and void, except that Tenant shall be obligated to reimburse Landlord for Landlord's reasonable out-of-pocket expenses incurred in connection with the preparation of the Preliminary Plans and Budget, the Expansion Plans and the Final Budget. Upon approval, or deemed approval, by Tenant of the Expansion Plans and the Final Budget, Tenant's Expansion Option shall be irrevocable.

       (c) COSTS INCLUDED IN FINAL BUDGET. The Final Budget shall represent Landlord's good faith estimate of the Expansion Cost. The "Expansion Cost" is the total of all hard costs and soft costs incurred by Landlord to design and construct the Expansion Improvements, including, but not limited to: (1) architectural fees and expenses; (2) construction costs including labor, material costs, builder's overhead, profit and contingency; (3) a development fee to Landlord of eight percent (8%) of all the other Expansion Costs; (4) temporary utility costs; (5) legal fees and costs; (6) engineering and testing fees and costs; (7) permit and approval fees and costs; (8) builder's risk and liability insurance; (9) leasing brokerage commissions; (10) loan costs, fees, and interest to the Expansion Completion Date, or in the absence of such loan, imputed interest to Landlord at one percent over the prime rate then quoted by The Wall Street Journal, on all Expansion Costs incurred from the Date of the Option Notice to the Expansion Completion Date, and (11) a contingency not to exceed ten percent (10%) of other Expansion Costs.

       (c) CONSTRUCTION OF THE EXPANSION IMPROVEMENTS. Following Tenant's approval, or deemed approval, of the Expansion Plans and the Final Budget, but subject to receipt of any necessary governmental permits and approvals, Landlord shall commence construction of the Expansion Improvements using a reputable, experienced general contractor or design-builder. Landlord shall prosecute completion of the Expansion Improvements in a diligent manner, subject to Tenant Delays or Force Majeure. The Expansion Improvements shall be constructed in a good and workmanlike manner and in accordance with all Applicable Laws. During the construction of the Expansion Improvements, Landlord and Landlord's architects, contractors, engineers, agents, and employees shall have access to the Leased Premises as reasonably required to complete the construction of the Expansion Improvements. Landlord shall use reasonable efforts to minimize disruption to Tenant operations, but Tenant acknowledges and agrees that such construction activities may result in disruption of Tenant's operations, or may result in temporary interruption of access or utilities and Landlord shall have no liability therefor.

       (d) SUBSTANTIAL COMPLETION. Landlord shall deliver possession of the Expansion Improvements to Tenant upon substantial completion thereof (the "Expansion Completion Date"), substantial completion being determined pursuant to the provisions of Section 1(d) of this Lease. On the Expansion Completion Date, the Expansion Improvements shall become part of the Leased Premises, as that term is defined herein, and shall automatically be governed by all the terms and provisions of this Lease. Any delay caused to Landlord in the substantial completion of the Expansion Improvements caused by a Tenant Delay shall accelerate the Expansion Completion Date on a day-for-day basis.

       (e) RENT FOR THE EXPANSION IMPROVEMENTS. Tenant's lease of the Expansion Improvements shall be upon the same terms and conditions as Tenant's Lease of the Leased Premises; provided, however, that Base Rent shall be adjusted as provided herein. Effective from and after the Expansion Completion Date, Base Rent shall increase by the amount of the Expansion Rent, "Expansion Rent" is the product of: (a) the greater of (i) the ten (10) year U.S. Treasury Rate in effect on the Expansion Completion Date plus 500 basis points and (ii) 10.50%; multiplied by (b) the sum of (i) $2.25 per square foot of the Expansion Land; and (ii) the amount of the Final Budget; and (c) any other reasonably unforeseeable Expansion Costs incurred by Landlord that were not included in the Final Budget and that exceed the contingency contained therein.

       (f) CONDITIONS PRECEDENT. The parties acknowledge that Landlord's obligation to build the Expansion Improvements shall be contingent upon the following:

              (i) Landlord's receipt of any and all required approvals, including, but not limited to, zoning, special use permits, and architectural review from all local and state governments and agencies having jurisdiction over development of the Expansion Improvements and the Expansion Land.

             (ii) No uncured Tenant default shall exist at the time Tenant exercises the Expansion Option or at the time Landlord is prepared to commence construction of the Expansion Improvements; and

            (iii) Since the Commencement Date, (A) Tenant's net worth shall not have materially deteriorated, and (B) there shall have been no downgrading of the senior unsecured credit rating of Tenant or its publicly traded parent. If not publicly available, Tenant shall, on request of Landlord, deliver its audited financial statements for the most recent fiscal year completed prior to the date of the Option Notice.

In the event any of the above contingencies fail, Landlord may, at its option, terminate Tenant's Expansion Option by written notice to Tenant whereupon this
Article 44 shall be null and void, except that Tenant shall be obligated to reimburse Landlord for all Expansion Costs incurred to Date.

       (g) Notwithstanding any termination of Tenant's Expansion Option, all other provisions of this Lease shall continue in full force and effect.

                                      ARTICLE 45

                                     TERMINATION

       In the event either party terminates this Lease pursuant to an express right to do so set forth herein, and in the event this Lease naturally expires at the end of the Term, both Landlord and Tenant shall be relieved of all further obligations under this Lease except for those which by their express terms survive termination, which obligations shall continue in full force and effect. Notwithstanding the preceding, this Article 45 shall not operate or be construed to release Tenant from any liability to Landlord in the event this Lease is terminated by Landlord due to a default by Tenant. Additionally, termination of this Lease shall not relieve a party from any obligations or liabilities that may have arisen or accrued prior to termination.

EXECUTED By Landlord, this  30th   day of  July     , 1999.
                            -------        ----------

                                          LANDLORD:

                                          VALLEY VIEW BUSINESS CENTER, LTD.,
                                          A TEXAS LIMITED PARTNERSHIP

                                          By:    Proterra Properties, Inc.,
                                                 a Texas corporation,
                                                 General Partner


                                          By:    /s/ Mark Cullins
                                             ----------------------
                                          Name:  Mark Cullins
                                               --------------------
                                          Its:   President
                                              ---------------------


EXECUTED By Tenant, this  28th   day of    July   , 1999.
                        --------        ---------

                                          TENANT:

                                          UNITED STATIONERS SUPPLY CO.,
                                          an Illinois corporation


                                          By:  /s/ Daniel H. Bushell
                                             ----------------------------
                                          Name:  Daniel H. Bushell
                                               --------------------------
                                          Its:  EVP & CFO
                                              ---------------------------



Exhibits:
A:     Legal Description of the Land
B:     Schedule of Construction Documents
C:     Site Plan
D:     Acceptance of Leased Premises Memorandum
E:     Form of Estoppel Agreement
F:     Expansion Land
G:     Construction Schedule
H:     Finish Work


                                   EXHIBIT "A"

                                LEGAL DESCRIPTION


BEING a 808,223 square feet (18.55 acres) tract of land that is part of those tracts of land described as Tract I and Tract II in deed to Airport Apartment Joint Venture as recorded in Volume 88056, Page 5058, Deed Records, Dallas County, Texas and part of tract of land described as Tract III is deed to Town Lake Corporation as recorded in Volume 83005, Page 102, Deed Records, Dallas County, Texas, situated in the James J. Goodman Survey, Abstract No. 1718, and the James J. Goodman Survey, Abstract No. 583, in the City of Irving, Dallas County, Texas and the City of Fort Worth, Tarrant County, Texas, and being more particularly described as follows:

BEGINNING at a 1/2-inch iron rod with NDM cap found in the north right-of-way line of FAA Blvd. (80 foot right-of-way), said point being the southeast corner of Area 3, Section 9, Centreport, Block 313B, Lots 1, 2 and 3, an addition to the City of Fort Worth, as recorded in Volume 388/212, Page 04 of the Plat Records of Tarrant County, Texas (P.R.T.C.T.), said point also being in the approximate Dallas/Tarrant County Line, and the approximate Irving/Fort Worth City Limits Line;

THENCE North 00 degrees 13 minutes 31 seconds East, departing the north line of said FAA Blvd. and along the east line of the aforementioned Centreport Addition, passing at 369.85 feet a "Y" cut on a concrete base to a fence corner post, continuing a total distance of 371.00 feet to a 1/2-inch iron rod with an NDM plastic cap found in a fence line, said iron rod being in the south line of that certain tract of land conveyed to Airport Apartment Joint Venture and described as Tract I according to the deed recorded in Volume 88056, Page 5058, D.R.D.C.T.;

THENCE South 88 degrees 57 minutes 16 second West, a distance of 30.89 feet to a 4-inch fence corner post at the southwest corner of the aforementioned Tract I, said fence corner post also being the southeast corner of a tract of land conveyed to Centre Development Company, Inc., as recorded in Volume 10191, Page 0577, D.R.T.C.T.;

THENCE North 00 degrees 26 minutes 13 seconds West, a distance of 551.71 feet to a 5/8-inch iron rod found for an angle point of the herein described tract, said iron rod also being the northwest corner of said Tract I and the southwest corner of the aforementioned Tract II;

THENCE North 00 degrees 19 minutes 23 seconds East, a distance of 219.11 feet to a1/2-inch iron rod w/Halff Assoc. Inc. cap set for a corner;

THENCE North 89 degrees 58 minutes 17 seconds East, a distance of 718.97 feet to a1/2-inch iron rod w/Halff Assoc. Inc. cap set for a corner;

THENCE South 00 degrees 01 minutes 43 seconds East, a distance of 1141.37 feet to a 1/2-inch iron rod w/Halff Assoc. Inc. cap set for corner, said point being in the north right-of-way line of F.A.A. Blvd. and also being on a curve to the left whose radius is 1040.00 feet, whose chord bears North 89 degrees 35 minutes 35 seconds West, a distance of 16.11 feet;

THENCE continuing along said curve to the left an arc distance of 16.11 feet through a central angle of 00 degrees 53 minutes 16 seconds to a 1/2-inch iron rod w/cap found for corner;

THENCE South 89 degrees 58 minutes 17 seconds West, a distance of 671.03 feet to the POINT OF BEGINNING AND CONTAINING 808,223 square feet or 18.55 acres of land more or less.

NOTE: COMPANY DOES NOT REPRESENT THAT THE ABOVE ACREAGE AND/OR SQUARE FOOTAGE CALCULATIONS ARE CORRECT.

Exhibit B


Construction Documents appear here.

                                   EXHIBIT "D"

                        ACCEPTANCE OF PREMISES MEMORANDUM


         This memorandum is being executed pursuant to the Lease Agreement (the "Lease") executed on the ____ day of __________, 1999, between Valley View Business Center, Ltd. ("Landlord"), and United Stationers Supply Co. ("Tenant").

Landlord and Tenant hereby agree that:

1.       Except for the Punch List Items (as shown on the attached Punch
         List), Landlord has fully completed the Improvements and any other construction work or improvements required under the terms of the Lease and any exhibits attached thereto. Landlord will use reasonable efforts to complete the Punch List Items within thirty (30) days after the date hereof.

2. Tenant acknowledge that, subject to the Punch List Items, (i) it has inspected and accepts the Leased Premises, (ii) the buildings and improvements comprising the same are suitable for the purpose for which the Leased Premises are leased, (iii) the Leased Premises are in good and satisfactory condition, and (iv) no representations as to the repair of the Leased Premises, nor promises to alter, remodel or improve the Leased Premises which have been made by Landlord remain unsatisfied.

3.       The Commencement Date of the Lease is the ____ day of _________, 2000.

4. Subject to Renewal Options in the Lease, the expiration date of the Initial Term of the Lease is the ____ day of __________, 2010.

5. All capitalized terms not defined herein shall have the meaning assigned to them in the Lease.

Agreed and Executed this ____ day of __________, 2000.

Landlord:                                       Tenant:

VALLEY VIEW BUSINESS CENTER, LTD.,                UNITED STATIONERS SUPPLY CO.
a Texas limited partnership
                                                By:__________________________
By:      Proterra Properties, Inc., a Texas     Name:________________________
         Corporation, General Partner           Title:_______________________


         By:________________________
         Name:______________________
         Title:_____________________

                                   EXHIBIT "E"

                           TENANT ESTOPPEL CERTIFICATE


As of Date:

Landlord:

Tenant:

Address:

Purchaser:

Premises:

         It is understood the below referenced Lease is being assigned to Purchaser by Seller (Seller being described as "Landlord" under the Lease). Accordingly, Tenant as lessee of the above referenced Premises under the Lease, hereby certifies and confirms to Purchaser, Seller, and their assigns, the following:

         A.    Lease Date:
               Lease Amendment Date(s):
               Date of Commencement:
               Date of Expiration:
               Renewal Options:
               Security Deposit:       None
               Building Square Feet:
               Base Rent:  Years__________    $____________________($______ft)
                           Years__________    $____________________($______ft)
                           Years__________    $____________________($______ft)

         B. A true and correct copy of the Lease and all amendments currently in effect ("LEASE") are attached hereto. The Lease constitutes the entire understanding between Tenant and the Seller and is currently in full force and effect. Tenant is the only party having any right to possession or use of the Premises and no other party is in possession thereof. No sublease agreement, pursuant to which any sublessee may now or hereafter have any right to possession or use of the Premises or any part thereof, presently exists.

         C. Tenant is currently paying the full rental payable under the Lease and no payment of rents or other charges due or to become due under the Lease has been made more than one month in advance of its due date. If any rent credit or free rent is applicable with respect to the Lease, such rent credit or free rent expired or will expire on ______________, 1999 (if blank, none). Tenant agrees it will not pay any rent under Lease more than one month in advance of its due date.

         D. All allowances to which Tenant is entitled under Section ____ or elsewhere under the Lease have been fully utilized or paid to the Tenant in full prior to the date hereof.

         E. Any late delivery payments due from Landlord under Section _____ of the Lease have been paid in full or waived by Tenant prior to the date hereof.

         F. As of this date, neither Tenant, nor to the best of the Tenant's knowledge, Seller, is in default in the performance of its obligations under the Lease. At this time, the Tenant has no claim or breach, counterclaim, lien or offset under the Lease against the Seller and Seller has fulfilled all of its duties of an inducement nature.

         G. Tenant is solvent and free from bankruptcy and other reorganization proceedings and assignments for the benefit of creditors.

         H. Tenant has taken possession of the Premises and affirms that such property, in its present condition, is satisfactory for the Lessee's use, has been substantially completed in accordance with agreed plans and specifications attached to the lease (subject to punchlist items attached hereto) and otherwise complies fully with the terms of the Lease.

         I. Tenant has no option to purchase the Premises pursuant to the Lease or otherwise.

         J. Tenant has waived its termination rights under Section _____ of the Lease.

         K. Any notices which any party hereto may desire or may be required to give to any other party shall be in writing and the mailing thereof by certified mail, or equivalent, to the addresses as set forth above, or to such other places as any party hereto may be notice in writing designate shall constitute service of notice hereunder.

         IN WITNESS WHEREOF, the undersigned has caused this Estoppel Certificate to be executed by a duly authorized official as of the date first above written.

                                           TENANT


                                           By:______________________________
                                           Its:_____________________________

Please indicate the form of Tenant, (i.e., partnership, corporation, sole proprietorship, and the State of organization) and attach copy of lease and any amendments, side letters, etc.

                                   EXHIBIT "F"

                                 EXPANSION LAND

State of Texas
Count of Dallas

BEING a 444.072 square feet (10.19 acre) tract of land that is part of those tracts of land described as Tract I and Tract II in deed to Airport Apartment Joint Venture as recorded in Volume 88056, Page 5058 Deed Records, Dallas County, Texas, situated in The James J. Goodman Survey Abstract No. 1718, and the James J. Goodman Survey, Abstract No. 583, in the City of Irving Dallas County, Texas and the City of Fort Worth, Tarrant County, Texas, and being more particularly described as follows:

COMMENCING at the intersection of the southwesterly right-of-way line of County Line Road (40 ft. R.O.W.) and the northwesterly right-of-way line of Valley View Lane (170 ft. R.O.W.) said point being a point of curvature for a circular curve to the left whose radius is 1494.40 feet and whose chord bears South 33 degrees 50 minutes 57 seconds West a distance of 47.24 feet;

THENCE along said curve through a central angle of 01 degrees 48 minutes 41 seconds an arc length of 47.25 feet to a point for a corner;

THENCE South 32 degrees 56 minutes 36 seconds West a distance of 88.09 feet to a point for a corner, said point being the point of curvature for a circular curve to the right whose radius is 140 feet, and whose chord bears South 73 degrees 16 minutes 03 seconds West a distance of 181.19 feet;

THENCE along said curve through a central angle of 80 degrees 38 minutes 53 seconds an arc length of 197.06 feet, said point being a point of curvature for a circular curve to the left whose radius is 1040.00 feet, and whose chord bears North 77 degrees 45 minutes 53 seconds West a distance of 410.59 feet;

THENCE along said curve through a central angle of 22 degrees 46 minutes 10 seconds an arc length of 413,30 feet, to a point for a corner;

THENCE South 89 degrees 58 minutes 17 seconds West, a distance of 671.03 feet to a point for a corner;

THENCE North 00 degrees 13 minutes 31 seconds East, a distance of 371.00 feet to a point for a corner;

THENCE South 88 degrees 57 minutes 16 seconds West, a distance of 30.89 feet to a point for a corner;

THENCE North 00 degrees 26 minutes 13 seconds West, a distance of 551.71 feet to a point for a corner;

THENCE North 00 degrees 19 minutes 23 seconds East, a distance of 219.11 feet to a POINT OF BEGINNING of said 10.19 acre tract;

THENCE North 00 degrees 19 minutes 23 seconds East, a distance of 862.12 feet to a point for a corner;

THENCE South 86 degrees 48 minutes 27 seconds East, a distance of 55.43 feet to a point for a corner;

THENCE South 50 degrees 28 minutes 25 seconds East, a distance of 212.21 feet to a point for a corner;

THENCE South 23 degrees 41 minutes 48 seconds West, a distance of 40.00 feet to a point for a corner;

Exhibit "F"
Expansion Land
Page two



THENCE South 66 degrees 18 minutes 16 seconds East, a distance of 49.43 feet to a point for a corner;

THENCE South 50 degrees 28 minutes 24 seconds East, a distance of 177.91 feet to a point for a corner;

THENCE South 66 degrees 51 minutes 40 seconds East, a distance of 523.36 feet to a point for a corner;

THENCE South 89 degrees 45 minutes 23 seconds West, a distance of 278.37 feet to a point for a corner;

THENCE South 01 degrees 06 minutes 58 seconds East, a distance of 38.87 feet to a point for a corner;

THENCE North 89 degrees 58 minutes 17 seconds East, a distance of 492.18 feet to a point for a corner;

THENCE South 00 degrees 01 minutes 43 seconds East, a distance of 310.33 feet to a point for a corner;

THENCE North 89 degrees 58 minutes 17 seconds East, a distance of 718.97 feet to the POINT OF BEGINNING and containing 444,072 square feet or 10.19 acres of land more or less.